                                                                   Exhibit 10.30

                                     LEASE


                              KILROY REALTY, L.P.,
                         a Delaware limited partnership


                                    Landlord


                      APPLIED MICRO CIRCUITS CORPORATION,
                             a Delaware corporation


                                     Tenant

                               TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
ARTICLE I - TERM OF LEASE.................................................................................................    1
     1.1  Initial Term.....................................................................................................   1
     1.2  Option to Extend.................................................................................................   2

ARTICLE II - CONSTRUCTION OF THE IMPROVEMENTS..............................................................................   2
     2.1  The Improvements.................................................................................................   2
     2.2  Plans and Specifications.........................................................................................   3
     2.3  Design Disputes..................................................................................................   7
     2.4  Substantial Completion of the Improvements.......................................................................   8
     2.5  Delay in Substantial Completion..................................................................................   9
     2.6  Liquidated Damages for Delay in Substantial Completion...........................................................  10
     2.7  Building Permit for the Improvements.............................................................................  11
     2.8  Construction Warranties..........................................................................................  11
     2.9  Condition of Demised Premises; Limited Warranty..................................................................  11
     2.10 Tenant Improvement Allowance; Tenant Responsibility..............................................................  12
     2.11 Responsibility for Excess Shell Costs and Excess Tenant Improvement Costs........................................  14
     2.12 Contractor.......................................................................................................  15
     2.13 Tenant's Entry Into the Building Prior to Substantial Completion.................................................  16

ARTICLE III - RENT.........................................................................................................  16
     3.1  Base Rent........................................................................................................  16
     3.2  Base Rent During Option Term.....................................................................................  17
     3.3  Additional Obligations; Additional Rent..........................................................................  19
     3.4  Delinquent Rental Payments.......................................................................................  20

ARTICLE IV - USE OF DEMISED PREMISES.......................................................................................  20
     4.1  Permitted Use....................................................................................................  20
     4.2  Preservation of Demised Premises.................................................................................  21
     4.3  Hazardous Substances.............................................................................................  21
     4.4  Access Easement..................................................................................................  24

ARTICLE V - PAYMENT OF TAXES, ASSESSMENTS, ETC.............................................................................  24
     5.1  Payment of Impositions...........................................................................................  24
     5.2  Tenant's Right to Contest Impositions............................................................................  25
     5.3  Levies and Other Taxes...........................................................................................  26
     5.4  Evidence of Payment..............................................................................................  27
     5.5  Escrow for Taxes and Assessments.................................................................................  27
     5.6  Landlord's Right to Contest Impositions..........................................................................  27

ARTICLE VI - INSURANCE.....................................................................................................  27
     6.1  Casualty Insurance...............................................................................................  27
     6.2  Public Liability Insurance.......................................................................................  28
     6.3  Other Insurance..................................................................................................  28
     6.4  Certain Insurance Provisions.....................................................................................  29
     6.5  Waiver of Subrogation............................................................................................  30

     6.6  Tenant's Indemnification of Landlord.............................................................................  30
     6.7  Unearned Premiums................................................................................................  30
     6.8  Blanket Insurance Coverage.......................................................................................  30
     6.9  Landlord's Liability Insurance Coverage..........................................................................  30

ARTICLE VII - UTILITIES....................................................................................................  31
     7.1  Payment of Utilities.............................................................................................  31
     7.2  Additional Charges...............................................................................................  31
     7.3  Landlord's Responsibility for Utility Hook-Up Charges and Fees...................................................  31

 ARTICLE VIII - REPAIRS AND MAINTENANCE OF DEMISED PREMISES................................................................  31
     8.1  Tenant's Responsibilities........................................................................................  31
     8.2  Landlord's Responsibilities......................................................................................  32
     8.3  Sharing of Expenses of Capital Items.............................................................................  32
     8.4  Tenant's Waiver of Claims Against Landlord.......................................................................  33
     8.5  Prohibition Against Waste........................................................................................  33

ARTICLE IX - COMPLIANCE WITH APPLICABLE LAWS AND RESTRICTIONS..............................................................  33
     9.1  Compliance with Applicable Laws and Restrictions.................................................................  33
     9.2  Tenant's Obligations.............................................................................................  34
     9.3  Tenant's Right to Contest Laws and Ordinances....................................................................  34

ARTICLE X - MECHANIC'S LIENS AND OTHER LIENS...............................................................................  35
     10.1 Mechanic's Liens.................................................................................................  35
     10.2 Landlord's Indemnification.......................................................................................  36
     10.3 Removal of Liens.................................................................................................  36
     10.4 Equipment and Trade Fixtures.....................................................................................  36

ARTICLE XI - LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS................................................................  37

ARTICLE XII - DEFAULTS OF TENANT...........................................................................................  37
     12.1 Events of Default................................................................................................  37
     12.2 Landlord's Remedies..............................................................................................  38
     12.3 Right to Collect Rent as Due.....................................................................................  39
     12.4 New Lease Following Termination..................................................................................  39
     12.5 Cumulative Rights; No Waiver.....................................................................................  39
     12.6 Surrender of Demised Premises....................................................................................  40
     12.7 Interest on Unpaid Amounts.......................................................................................  40

ARTICLE XIII - DESTRUCTION AND RESTORATION.................................................................................  40
     13.1 Destruction and Restoration......................................................................................  40
     13.2 Application of Insurance Proceeds................................................................................  41
     13.3 Continuance of Tenant's Obligations..............................................................................  42
     13.4 Availability of Insurance Proceeds...............................................................................  42
     13.5 Completion of Restoration........................................................................................  42
     13.6 Termination of Lease.............................................................................................  42

ARTICLE XIV - CONDEMNATION.................................................................................................  44
     14.1 Condemnation of Entire Demised Premises..........................................................................  44
     14.2 Partial Condemnation/Termination of Lease........................................................................  44
     14.3 Partial Condemnation/Continuation of Lease.......................................................................  45

     14.4  Continuance of Obligations.......................................................................................  45
     14.5  Adjustment of Rent...............................................................................................  45

ARTICLE XV - ASSIGNMENT, SUBLETTING, ETC....................................................................................  45
     15.1  Restriction on Transfer..........................................................................................  45
     15.2  Transfer to Affiliates; Sale or Merger...........................................................................  47
     15.3  Restriction Against Further Assignment...........................................................................  47
     15.4  Tenant's Failure to Comply.......................................................................................  47

ARTICLE XVI - SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT.............................................  48
     16.1  Subordination by Tenant..........................................................................................  48
     16.2  Landlord's Default...............................................................................................  48
     16.3  Attornment.......................................................................................................  48

ARTICLE XVII - SIGNS........................................................................................................  49

ARTICLE XVIII - FINANCIAL STATEMENTS OF TENANT..............................................................................  49

ARTICLE XIX - CHANGES AND ALTERATIONS.......................................................................................  49

ARTICLE XX - MISCELLANEOUS PROVISIONS.......................................................................................  52
     20.1  Entry by Landlord................................................................................................  52
     20.2  Exhibition of Demised Premises...................................................................................  53
     20.3  Indemnification by Tenant........................................................................................  53
     20.4  Notices..........................................................................................................  53
     20.5  Quiet Enjoyment..................................................................................................  55
     20.6  Landlord's Continuing Obligations................................................................................  55
     20.7  Estoppel.........................................................................................................  55
     20.8  Delivery of Corporate Documents..................................................................................  56
     20.9  Memorandum of Lease..............................................................................................  57
     20.10 Severability.....................................................................................................  57
     20.11 Successors and Assigns...........................................................................................  57
     20.12 Captions.........................................................................................................  57
     20.13 Relationship of Parties..........................................................................................  57
     20.14 Entire Agreement.................................................................................................  57
     20.15 No Merger........................................................................................................  57
     20.16 Possession and Use...............................................................................................  57
     20.17 Surrender of Demised Premises....................................................................................  57
     20.18 Holding Over.....................................................................................................  58
     20.19 Survival.........................................................................................................  58
     20.20 Broker's Commission..............................................................................................  58
     20.21 Applicable Law...................................................................................................  58
     20.22 Counterparts.....................................................................................................  58
     20.23 Attorney's Fees..................................................................................................  59

                                     LEASE

     THIS LEASE ("Lease") is made this 17/th/ day of February, 1999, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("Tenant").

                                  WITNESSETH:

     "Land" means that certain vacant lot located to the north of the building currently occupied by Tenant at 6290 Sequence Drive located in San Diego, California (the "Adjacent Building"), which is described in Exhibit "A" attached hereto and made a part hereof.

     "Building" means a building (known generally as the "Engineering Building") which shall be comprised of approximately 58,000 rentable square feet of space in two (2) stories with sixteen foot (16') minimum slab to slab clearance. Rentable square footage shall be calculated according to BOMA standards for a single tenant building, and any "drip line" area shall not exceed 200 rentable square feet.

     "Improvements" means the Building and all improvements, machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant's trade fixtures, machinery and equipment) installed or constructed on the Land or in the Building by Landlord (including, without limitation, the parking facility and other site improvements and landscaping), together with all additions, alterations and replacements thereof.

     "Demised Premises" means the Land and the Improvements.

     Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed under this Lease, hereby leases, rents, lets and demises to Tenant, and upon and subject to the conditions and limitations expressed in this Lease, Tenant takes and hires from Landlord, the Demised Premises.

                                   ARTICLE I

                                 TERM OF LEASE

     1.1  Initial Term. This Lease shall be effective and binding upon the
          ------------
parties hereto upon mutual execution hereof (the "Effective Date"). The term of this Lease (the "Initial Term") shall commence upon the Commencement Date and shall end one hundred twenty (120) months after the Commencement Date (as defined below), subject to extension pursuant to Section 1.2, below. The "Commencement Date" (as that term is used in this Lease) shall mean the date upon which Substantial Completion (as defined in Section 2.3 below) of the Improvements occurs. Substantial Completion of the Improvements and the Commencement Date are currently anticipated to be not later than May 1, 2001 (the "Target Commencement Date"). In the event the Commencement Date is May 1, 2001, the Initial Term of this Lease would end on April 30, 2011. Tenant shall have the right to advance the Target Commencement

Date to a date earlier than May 1, 2001. Landlord has agreed to commence construction of the Improvements at least one (1) year prior to the Target Commencement Date. Accordingly, if Tenant desires to exercise its right to advance the Target Commencement Date, Tenant shall deliver written notice of such election ("Advance Notice") to Landlord no later than twelve (12) months prior to the date which Tenant elects to have as the accelerated Target Commencement Date. For example, if Tenant elects to advance the Target Commencement Date to December 1, 2000, Tenant shall deliver the Advance Notice to Landlord no later than December 1, 1999. If Tenant elects to advance the Target Commencement Date, then all references herein to the Target Commencement Date shall mean such date as advanced by Tenant pursuant to this Section 1.1. In addition, if Tenant elects to advance the Target Commencement Date, Tenant shall be entitled to a reduction in Base Rent as provided in Section 3.1 below.

     1.2  Option to Extend. Tenant shall have three (3) options to extend (the
          ----------------
"Extension Options") the Initial Term for consecutive five (5) year periods (the foregoing option terms shall be referred to hereinafter sometimes as the "Option Terms"), by delivering a binding written notice of exercise to Landlord ("Extension Notice"), so that Landlord receives the Extension Notice with respect to the first Option Term at least three hundred sixty (360) days prior to the end of the Initial Term and with respect to the second Option Term, at least three hundred sixty (360) days prior to the end of the first Option Term and with respect to the third Option Term, at least three hundred sixty (360) days prior to the end of the second Option Term. Tenant may exercise the Extension Options only if this Lease is in full force and effect and there is no uncured Event of Default, or any breach of Tenant's obligations under this Lease which with the passage of time or the giving of notice, or both, would constitute an Event of Default if not cured within any applicable cure period (an "Incipient Default"), at the time of exercise of the right of renewal or at the time of the commencement of the Option Term, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein; provided, however, that if an Event of Default or Incipient Default exists at the time Tenant exercises the Extension Option and Landlord does not elect to waive, Landlord shall provide written notice to Tenant of the existence and nature of such Event of Default or Incipient Default and Tenant shall be allowed an amount of time to cure such Event of Default or Incipient Default as is otherwise provided for curing defaults of that type under this Lease, and, if timely cured, Tenant's exercise of the Extension Option shall be reinstated effective as of the time of exercise. The Initial Term, together with any Option Term, are referred to in this Lease as the "Term."

                                  ARTICLE II

                       CONSTRUCTION OF THE IMPROVEMENTS

     2.1  The Improvements. Landlord agrees to furnish all of the material,
          ----------------
labor and equipment for the construction of the Improvements in a good and workmanlike manner in conformance with the Plans and Specifications (as defined in Section 2.2) and in compliance with all covenants, conditions and restrictions to which the Land is subject and all then applicable building laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments with jurisdictional authority over the development of the Land and the construction of the Improvements, including, but not limited to, the Americans With

Disabilities Act and Title 24 (the "Applicable Land Use Laws and Restrictions"). Landlord shall use its diligent, best efforts to achieve Substantial Completion of the Improvements by the Target Commencement Date.

     2.2  Plans and Specifications. The Plans and Specifications for the
          ------------------------
development of the Property and the construction of the Improvements shall be developed on a "two-track" basis, with one "track" related to the creation of Plans and Specifications for the Shell Improvements (as defined in Section 2.10(a) hereof) and a second "track" related to the creation of Plans and Specifications for the Tenant Improvements (as defined in Section 2.10(b) hereof. Pacific Cornerstone Architects shall be the architect and space planner for the Improvements (the "Architect").

          (a)  Shell Improvements Plans and Specifications. The Plans and
               -------------------------------------------
Specifications for the development of the Shell Improvements shall be developed as follows:

               (i) As used in this Lease, the term "Shell Improvements Plans and Specifications" shall mean collectively the "Preliminary Plans and Specifications," the "Shell Improvements Schematic Design Drawings," the "Shell Improvements Design Development Drawings", the "Shell Improvements Construction Drawings" (all as defined herein) which shall be prepared by Architect, and all related plans, drawings, specifications and notes. The Shell Improvements Plans and Specifications shall be prepared by Landlord in compliance with all Applicable Land Use Laws and Regulations.

               (ii) Landlord and Tenant shall agree on a set of preliminary plans and specifications ("Preliminary Plans") for the Shell Improvements which shall (a) describe and depict the Shell Improvements, (b) specify the components of the Shell Improvements, and (c) preliminarily depict the Tenant Improvements. On or before May 1, 2000, or as soon as reasonably possible following Landlord's receipt of the Advance Notice, whichever is earlier, Landlord shall submit to Tenant proposed Preliminary Plans. Within fifteen (15) business days after Landlord delivers to Tenant the Preliminary Plans, Tenant shall deliver to Landlord written notice of its approval or disapproval thereof. Tenant shall not unreasonably withhold its approval of the Preliminary Plans or use the approval process as a vehicle for expanding the scope of the Shell Improvements. If Tenant disapproves any portion of the Preliminary Plans, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Preliminary Plans have not been fully approved by Tenant, and Landlord and Tenant are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Preliminary Plans, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section
2.3 below.

               (iii) As soon as is reasonably possible following approval of the Preliminary Plans, Landlord shall submit to Tenant reasonably detailed and dimensioned 1/8 scale preliminary schematic design drawings ("Shell Improvements Schematic Design Drawings") for the Shell Improvements elements of the Demised Premises, which Shell Improvements

Schematic Design Drawings shall be consistent with the Preliminary Plans. Within fifteen (15) business days after Landlord delivers to Tenant the Shell ImprovementsSchematic Design Drawings, Tenant shall deliver to Landlord written notice of its approval or disapproval thereof. Tenant shall not unreasonably withhold its approval of the Shell Improvements Schematic Design Drawings or use the approval process as a vehicle for expanding the scope of the Shell Improvements. If Tenant disapproves any portion of the Shell Improvements Schematic Design Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Shell Improvements Schematic Design Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Schematic Shell Improvements Design Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section 2.3 below.

               (iv) As soon as is reasonably possible following approval of the Shell Improvements Schematic Design Drawings, Landlord shall submit to Tenant reasonably detailed preliminary construction drawings for the Shell Improvements elements of the Demised Premises ("Shell Improvements Design Development Drawings"), which Shell Improvements Design Development Drawings shall be consistent with the Shell Improvements Schematic Design Drawings. Within fifteen
(15) business days after Tenant receives the Shell Improvements Design Development Drawings, Tenant shall deliver to Landlord written notice of Tenant's approval or disapproval of the Shell Improvements Design Development Drawings. Tenant shall not unreasonably withhold its approval of the Shell Improvements Design Development Drawings or use the approval process as a vehicle for expanding the scope of the Shell Improvements. If Tenant disapproves any portion of the Shell Improvements Design Development Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Shell Improvements Design Development Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Shell Improvements Design Development Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section 2.3 below.

               (v) As soon as is reasonably possible following approval of the Shell Improvements Design Development Drawings, Landlord shall submit to Tenant 1/4 or 1/8 scale construction drawings for the Shell Improvements elements of the Demised Premises ("Construction Drawings"), which Construction Drawings shall be consistent with the previously approved Shell Improvements Design Development Drawings. These Construction Drawings shall include all information reasonably necessary to construct the Shell Improvements. Within fifteen (15) business days after Tenant receives the Shell Improvements Construction Drawings, Tenant shall deliver to Landlord written notice of Tenant's approval or disapproval of the Shell Improvements Construction Drawings. Tenant shall not unreasonably withhold its approval of the Shell Improvements Construction Drawings or use the approval process as a vehicle for expanding the scope of the Shell Improvements. If Tenant disapproves any portion of the Shell Improvements Construction Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Shell Improvements Construction Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Shell Improvements Construction Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section 2.3 below.

               (vi) Upon approval of the Shell Improvements Construction Drawings, the Shell Improvements Plans and Specifications shall be deemed approved by Landlord and Tenant and shall, thereafter, be the Shell Improvements element of the Plans and Specifications for the construction of the Improvements.

          (b)  Tenant Improvements Plans and Specifications. The Plans and
               --------------------------------------------
Specifications for the development of the Tenant Improvements shall be developed as follows:

               (i) As used in this Lease, the term "Tenant Improvements Plans and Specifications" shall mean collectively the "Preliminary Plans", the "Tenant Improvements Schematic Design Drawings," the "Tenant Improvements Design Development Drawings", the "Tenant Improvements Construction Drawings" (all as defined herein) which shall be prepared by Architect, and all related plans, drawings, specifications and notes. The Tenant Improvements Plans and Specifications shall be prepared by Landlord in compliance with all Applicable Land Use Laws and Regulations.

               (ii) As soon as is reasonably possible following approval of the Preliminary Plans, or as soon as reasonably possible following Landlord's receipt of the Advance Notice, Landlord shall submit to Tenant reasonably detailed and dimensioned 1/8 scale preliminary schematic design drawings ("Tenant Improvements Schematic Design Drawings") for the Tenant Improvements elements of the Demised Premises consistent with the Preliminary Plans. Within fifteen (15) business days after Landlord delivers to Tenant the Tenant Improvements Schematic Design Drawings, Tenant shall deliver to Landlord written notice of its approval or disapproval thereof. Tenant shall not unreasonably withhold its approval of the Tenant Improvements Schematic Design Drawings. If Tenant disapproves any portion of the Tenant Improvements Schematic Design Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Tenant Improvements Schematic Design Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen
(15) business days after delivery of Tenant's notice disapproving the Tenant Improvements Schematic Design Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section 2.3 below.

               (iii) As soon as is reasonably possible following approval of the Tenant Improvements Schematic Design Drawings, Landlord shall submit to Tenant reasonably detailed preliminary construction drawings for the Tenant Improvements elements of the Demised Premises ("Tenant Improvements Design Development Drawings"), which Tenant Improvements Design Development Drawings shall be consistent with the Tenant Improvements Schematic Design Drawings. Within fifteen (15) business days after Tenant receives the Tenant Improvements Design Development Drawings, Tenant shall deliver to Landlord written notice of Tenant's approval or disapproval of the Tenant Improvements Design Development Drawings. Tenant shall not unreasonably withhold its approval of the Tenant Improvements Design Development Drawings. If Tenant disapproves any portion of the Tenant Improvements Design Development Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Tenant Improvements Design Development Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Tenant Improvements Design Development Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section 2.3 below.

               (iv) As soon as is reasonably possible following approval of the Tenant Improvements Design Development Drawings, Landlord shall submit to Tenant 1/4 or 1/8 scale construction drawings for the Tenant Improvements elements of the Demised Premises ("Construction Drawings"), which Construction Drawings shall be consistent with the Tenant Improvements Design Development Drawings. These Construction Drawings shall include all information reasonably necessary to construct the Tenant Improvements. Within fifteen (15) business days after Tenant receives the Tenant Improvements Construction Drawings, Tenant shall deliver to Landlord written notice of Tenant's approval or disapproval of the Tenant Improvements Construction Drawings. Tenant shall not unreasonably withhold its approval of the Tenant Improvements Construction Drawings. If Tenant disapproves any portion of the Tenant Improvements Construction Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved. In the event the Tenant Improvements Construction Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of fifteen (15) business days after delivery of Tenant's notice disapproving the Tenant Improvements Construction Drawings, Landlord and Tenant shall resolve such differences through binding arbitration as more particularly provided in Section
2.3 below.

               (v) Upon approval of the Tenant Improvements Construction Drawings, the Tenant Improvements Plans and Specifications shall be deemed approved by

Landlord and Tenant and shall, thereafter, be the Tenant Improvements element of the Plans and Specifications for the construction of the Improvements.

               (vi) During the process of preparing and reviewing the Tenant Improvements Schematic Design Drawings, Tenant Improvements Design Development Drawings and Tenant Improvements Construction Drawings, Landlord shall reasonably cooperate with Tenant, and Landlord shall cause its contractor and design professionals to reasonably cooperate with Tenant, in Tenant's efforts to control the cost of the Tenant Improvements through "value engineering." Nothing in this subsection (vii) nor related to the "value engineering" of the Tenant Improvements shall extend the dates by which Tenant must review the plans and specifications delivered to it under this Section 2.2 or otherwise delay the completion of the Tenant Improvements Plans and Specifications.

          (c)  Final Plans and Specifications. The final Shell Improvements
               ------------------------------
Plans and Specifications and the final Tenant Improvements Plans and Specifications are sometimes collectively referred to in this Lease as the "Plans and Specifications" and shall be the final plans and specifications for the development of the Improvements. Tenant shall not assume any liability for defects in the design of the Shell Improvements or the Tenant Improvements as a result of Tenant's involvement in the process described in this Section 2.2 and shall not diminish Landlord's responsibilities under this Lease for any such defects.

     2.3  Design Disputes. In the event Landlord and Tenant are unable to
          ---------------
resolve Tenant's disapproval of a phase of the development of the Plans and Specifications under Section 2.2 above (a "Design Dispute"), they shall resolve those differences through the binding arbitration of a neutral third-party in accordance with the procedure set forth in this Section 2.3: Landlord and Tenant shall immediately meet to make a good faith attempt to mutually appoint a single party who shall be a licensed architect ("Arbitrating Architect"), with not less than ten (10) years experience in commercial and industrial architecture and who is not employed or otherwise previously affiliated with either party, to arbitrate their differences and resolve the Design Dispute. If Landlord and Tenant are unable to agree upon a single Arbitrating Architect, then each shall, within two (2) business days after the meeting, select an architect that meets the foregoing qualifications. The two (2) architects so appointed shall, within two (2) business days after their appointment, appoint a third architect meeting the foregoing qualifications who shall serve as the Arbitrating Architect. If the two (2) architects so selected cannot agree on the selection of the Arbitrating Architect within the time above specified, then either party, on behalf of both parties, may request the appointment of the Arbitrating Architect to the Presiding Judge of the San Diego County Superior Court. The procedures for arbitrating and resolving the Design Dispute shall be established by the Arbitrating Architect, provided, however, that the parties agree to the use of the rules of the American Arbitration Association regarding resolution of commercial disputes. The determination of the Arbitrating Architect shall be limited solely to the issue of the Design Dispute and shall be made within ten
(10) business days of its submission by the parties for arbitration. The decision of the Arbitrating Architect shall be binding on both parties. The costs of the arbitration, including, without limitation, attorneys' fees and costs, witness fees, expert witness fees, and costs of the arbitration proceeding shall be awarded as determined to be reasonable by the Arbitrating Architect. In the event of any judicial enforcement or confirmation proceeding relating to an arbitration award, the prevailing party shall be entitled to recover from the other party all related costs, including attorneys' fees and costs.

     2.4  Substantial Completion of the Improvements.
          ------------------------------------------

          (a) "Substantial Completion" of the Improvements shall be deemed to have occurred on the earlier to occur of when (i) (A) the Improvements have been completed in conformance with the Plans and Specifications, subject to the completion of "punch-list" items (the "Punchlist") identified by Landlord and Tenant as described in Section 2.3(c) below ("punch-list items" being defined to mean minor items needing correction or repair which do not or will not materially interfere with Tenant's use and enjoyment of the Building), (B) the parking facilities to which Tenant is entitled under this Lease have been completed other than as identified on the Punchlist, (C) all systems of the Building are in good working order, and (D) Tenant can physically and legally occupy the Demised Premises (e.g., a permanent Certificate of Occupancy or temporary certificate of occupancy which is subsequently converted into or replaced without any lapse by a permanent certificate of occupancy ("Certificate of Occupancy") has been issued for the Demised Premises by the City of San Diego ("City")), or (ii) the Improvements would have been so completed and Tenant legally entitled to occupy the Demised Premises but for any Tenant-Caused Delays in Landlord (A) achieving Substantial Completion or (B) or obtaining the Certificate of Occupancy. Landlord shall deliver to Tenant a copy of any Certificate of Occupancy issued by City for the Demised Premises promptly upon receipt. Landlord will use its best efforts to (i) keep Tenant informed on a monthly basis following execution of this Lease of the anticipated Commencement Date, and (ii) provide Tenant with no less than thirty (30) days advance notice of the actual Commencement Date. Landlord shall deliver to Tenant a certificate from the Architect (as defined below) certifying Substantial Completion of the Improvements on or before the Commencement Date.

          (b) "Tenant-Caused Delay" shall be defined as (i) the failure of Tenant, its officers, directors, partners, agents, employees, or contractors to
(A) perform some act or pay some amount within the time provided in this Lease, or (B) approve or reasonably disapprove any draft of the Plans and Specifications within the time period specified in Section 2.2 above, (ii) any change to the Plans and Specifications requested by Tenant, including both during preparation of the Plans and Specifications and during construction of the Demised Premises, including as a result of Tenant's efforts to control Tenant Improvements Cost through "value engineering" (as provided in Section 2.2(b)(vii) hereof) (a "Tenant Change Order"), or (iii) any other act or omission by Tenant, its officers, directors, partners, agents, employees, or contractors to the extent it causes a delay in Substantial Completion or in the issuance of the Certificate of Occupancy (including, without a limitation, a delay caused by a delay in finalization of the Plans and Specifications); provided, however, that Landlord shall have given written notice to Tenant of the number of days of Tenant-Caused Delay due to such requested Tenant Change Order. Tenant may revoke a Tenant Change Order if it notifies Landlord of such revocation within two (2) business days following receipt of Landlord's written notice. Landlord shall notify Tenant in writing of the occurrence of any Tenant-Caused Delay within two (2) business days after learning of the same. If Landlord fails to timely notify Tenant of an event which would otherwise be a Tenant-Caused Delay, the Tenant-Caused Delay shall not commence until such notice is delivered.

          (c) On or immediately before the Commencement Date, Landlord and Tenant shall conduct a walk-through inspection of the Demised Premises and shall jointly prepare the Punchlist which shall be a list of items which have not been completed in substantial conformance with the Plans and Specifications that need to be corrected. Landlord shall cause such items to be corrected within thirty
(30) days thereafter, provided, however, if by the nature of such punch-list item, more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion. Approximately thirty (30) days following the Commencement Date, Landlord and Tenant shall again conduct a walk-through inspection to determine if any remaining punch-list items require correction, and Landlord shall cause all such corrective work to be undertaken and completed promptly thereafter. If, thereafter, Landlord fails to diligently pursue completion of the Punchlist items with due diligence, and such failure continues for five (5) days after notice from Tenant, Tenant may complete such items and offset the reasonable cost thereof against Base Rent and Additional Rent.

          (d) Tenant shall not be liable to Landlord for the payment of Base Rent, Additional Rent (as hereinafter defined) or any other amount to be paid by Tenant under this Lease (except as specifically provided elsewhere in this Lease) until the Commencement Date. The failure of Tenant to take possession of or to occupy the Demised Premises on or after the Commencement Date shall not serve to relieve Tenant of its obligations or delay Tenant's obligation to pay Rent, Additional Rent, or any other amount to be paid by Tenant to Landlord under this Lease.

          (e) If the Commencement Date has not occurred by the Target Commencement Date, as such Target Commencement Date may be extended pursuant to
Section 2.5, below) Landlord shall not be liable for any damages caused thereby, except as provided in Section 2.5, below, and this Lease shall remain in full force, except as provided in Section 2.5 below.

     2.5  Delay in Substantial Completion. Landlord shall diligently proceed, in
          -------------------------------
accordance with the Project Schedule, with the construction of the Improvements and complete the same and deliver possession thereof to Tenant on the Target Commencement Date, provided, however, to the extent (i) a Tenant-Caused Delay, or (ii) a Force Majeure (as defined below), results in a delay in Substantial Completion of the Improvements, the Target Commencement Date shall be extended for the amount of time the Substantial Completion of the Improvements is delayed thereby. "Force Majeure" shall be defined as any factor or condition which is outside the control of either Tenant or Landlord and for which neither could have reasonably been anticipated or expected to plan, including, without limitation, (i) unusually inclement weather, or inclement weather which occurs at unusual times, (ii) other acts of God, (iii) labor disputes, (iv) casualties,
(v) embargo, (vi) governmental restrictions, (vii) shortages of fuel, labor, or building materials, (viii) civil unrest, (ix) action or non-action of public utilities, or of local, state or federal governments which delay the Substantial Completion of the Demised Premises, and (x) action or non-action of local, state or federal governments which prevent, prohibit or stop construction of the Demised Premises. Notwithstanding the foregoing, (A) those events described in subsections (iii), (v), (vi), (vii), (ix) and (x) of the preceding sentence will constitute

Force Majeure events only if they are generally applicable to the construction industry in San Diego, and (B) no Force Majeure event, or any combination thereof, will result in a delay in the Target Commencement Date for more than thirty (30) days, other than those described in subsections (ii), (viii) and (x) of the preceding sentence. Landlord shall give written notice to Tenant of the estimated number of days of delay due to Force Majeure within two (2) business days after Landlord learns of such delay. If Landlord fails to timely notify Tenant of an event which would otherwise be a delay due to Force Majeure, the Force Majeure delay shall not commence until such notice is delivered.

     2.6   Liquidated Damages for Delay in Substantial Completion. If the
           ------------------------------------------------------
Commencement Date has not occurred (or been deemed to have occurred) by the Target Commencement Date, as it may be adjusted as described in Sections 1.1 or 2.4, above, then Landlord shall pay Tenant liquidated damages of Two Thousand Five Hundred Dollars ($2,500.00) per day for each day the Commencement Date is delayed beyond the Target Commencement Date (as adjusted pursuant to Section 2.4, above) for up to six (6) months after the Target Commencement Date (as adjusted pursuant to Section 2.4, above). Such liquidated damages shall be paid within thirty (30) days after the end of each month of delay beyond the Target Commencement Date. In addition to Tenant's rights to such liquidated damages, Tenant shall have the right to terminate this Lease if the delay in the Commencement Date beyond the Target Commencement Date (as adjusted pursuant to
Section 2.4, above) exceeds six (6) months in length. If Tenant elects not to terminate this Lease at that time, (i) Landlord's liability for such delay shall be limited to the liquidated damages already paid or accrued, (ii) Landlord shall not be liable for any additional liquidated damages, and (iii) Landlord shall have no liability for damages related to the additional delay unless such delay is caused by Landlord's intentional misconduct. If Tenant elects not to terminate this Lease at the end of such six (6) month period, Landlord shall endeavor to achieve Substantial Completion of the Demised Premises with due diligence, provided Tenant may terminate the Lease at any time thereafter, which termination shall be effective ninety (90) days following delivery by Tenant to Landlord of a written notice of such termination, unless Substantial Completion and the Commencement Date occurs within such ninety (90) day period, in which case the termination notice shall be deemed withdrawn and of no further force or effect. If the Commencement Date has not occurred (or been deemed to have occurred) by one (1) year after the Target Commencement Date (as that date may be adjusted pursuant to Section 2.4, above), either Tenant or Landlord provided that Landlord may only so terminate this Lease if the delay is not within Landlord's reasonable control), upon written notice to the other, may terminate the Lease. If Landlord fails to timely pay Tenant the liquidated damages, Tenant may, in addition to its other rights and remedies, offset the amount thereof against any rent or other amount due hereunder to Landlord.

     LANDLORD AND TENANT AGREE THAT TENANT'S ACTUAL DAMAGES IN THE EVENT OF A DELAY IN THE COMMENCEMENT DATE BEYOND THE TARGET COMMENCEMENT DATE (AS ADJUSTED PURSUANT TO SECTION 2.4, ABOVE), WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE AND THAT THE AMOUNTS DESIGNATED ABOVE AS LIQUIDATED DAMAGES PAYABLE BY LANDLORD TO TENANT IN SUCH EVENTS ARE EACH REASONABLE AMOUNTS TO BE SET AS

     DAMAGES FOR SUCH EVENTS UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS LEASE HAS BEEN ENTERED INTO. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, TENANT SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY DUE TO SUCH DELAY INCLUDING ANY RIGHTS TO SPECIFIC PERFORMANCE TENANT MAY OTHERWISE HAVE.

          Tenant: /s/ [SIGNATURE ILLEGIBLE]    Landlord: [SIGNATURE ILLEGIBLE]
                  ---------------------------             ----------------------

     2.7  Building Permit for the Improvements. Landlord shall be responsible
          ------------------------------------
(at its sole cost and expense) for obtaining from any relevant and jurisdictional governmental authority necessary (generally an "Authority"), all governmental approvals including a building permit for the construction of the Improvements ("Building Permit"). If a change to the Plans and Specifications or Approved Working Drawings is required by the Authority, such change shall be made to the Plans and Specifications or Approved Working Drawings by Landlord. Tenant shall not unreasonably withhold its consent to any such change.

     2.8  Construction Warranties. Landlord shall obtain the manufacturer's
          -----------------------
warranties for the elements or systems which are part of the Demised Premises and which are customarily given by such manufacturers without additional cost to Landlord and warranties and guaranties from the contractors and subcontractors with respect to the Improvements and which are customarily given by such contractors and subcontractors without additional cost to Landlord. Landlord shall assign to Tenant (or, should Tenant not be legally capable of doing so itself, at Tenant's expense, prosecute on Tenant's behalf), on a non-exclusive basis, all statutory and contractual warranties and guaranties to which Landlord is entitled in connection with the Demised Premises, express or implied, including, without limitation the warranties arising under any construction contract between Landlord and Landlord's contractors and/or subcontractors involved in the construction of the Demised Premises. Other than the assignment to Tenant of such warranties, or as otherwise specifically provided in this Lease, Landlord shall have no obligation or responsibility to Tenant, or its successors, with respect to any condition of the Improvements. Landlord, at no cost or expense to Landlord, shall cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any such warranties or guaranties.

     2.9  Condition of Demised Premises: Limited Warranty. Except as
          -----------------------------------------------
specifically provided in this Section 2.9, Landlord makes no warranties or representations with regard to the Demised Premises, or any portion thereof, and Tenant shall accept the Demised Premises in the condition in which they are delivered on the Commencement Date, provided that (i) the Demised Premises shall be constructed in (A) conformance with the Plans and Specifications and Approved Working Drawings, and (B) conformance with all Applicable Land Use Laws and Restrictions then in effect and (ii) for the Term of this Lease, the Improvements shall be free of latent defects in design and construction of the Demised Premises, including, without limitation, the drainage of surface water runoff from adjacent properties, and Landlord shall be responsible, at Landlord's sole cost and expense, for the prompt and diligent repair of any such latent defects which manifest themselves during the Term.

     2.10  Tenant Improvement Allowance: Tenant Responsibility.
           ---------------------------------------------------

           (a) Landlord shall be responsible for constructing, entirely at its expense, subject to the provisions of Section 3.3 of this Lease, the Shell Improvements (as that term is defined below). The Shell Improvements shall consist of (and the term "Shell Improvements" shall be used in this Lease to mean) those components of the Demised Premises which are identified as elements of the basic Building shell or specifically as "Shell Improvements," land, land preparation and landscaping or as otherwise mutually identified by Landlord and Tenant, in writing, concurrent with or subsequent to the execution of this Lease, including all utilities (including fiber optic cabling) stubbed to the Building. The Base Rent specified in this Lease includes Landlord's obligation to complete and deliver to Tenant the Shell Improvements in accordance with this Lease. The cost of constructing the Shell Improvements are referred to in this Lease as the "Shell Improvements Cost" Shell Improvements Cost shall include a developer fee of $3.00 per rentable square foot, payable to Landlord, or an affiliate (with no direct obligation to Tenant to pay such fee). The Shell Improvements shall result in the construction by Landlord of a two (2) story research and development and office concrete tilt-up building on a "cold shell" basis. In addition, the Shell Improvements shall include, at Landlord's expense, including:

                (i) Water and sewer services to the Building and power of 3,000 amps of 277/480, 3 phases;
                (ii)     One (1) grade level loading door,
                (iii)    Column spacing of forty-eight (48) feet;
                (iv) Exterior glazing wrapping around both floors of the Building consistent with the Adjacent Building (i.e., the AMCC building at 6290 Sequence Drive);
                (v) Approximately 4.0 parking spaces per 1,000 rentable square feet of Building area to be paved and lighted based upon the site plan which is attached to this Lease as part of Exhibit "B;"
                (vi) A distributed fire sprinkler system (excluding dropping of heads);
                (vii)    Two percent (2%) roof skylight coverage;
                (viii)   A four (4)-ply roof;
                (ix) All exterior landscaping and hardscaping consistent with the Adjacent Building (i.e., the AMCC building at 6290 Sequence Drive) ;
                (x) Second floor structure completed to code with any stairways for fire exiting, main stairway structure and a 3,000 pound elevator that complies with the Americans With Disabilities Act;
                (xi)     One (1) trash enclosure with four (4) dumpsters;
                (xii) Natural gas service (two (2)-inch diameter, low-pressure) to the Building; and

               (xiii) All other items commonly included as part of a "cold shell."


The specifications defined in this Section 2.10(a) shall take precedence over the attached exhibits. The Building will be designed substantially in accordance with the attached architectural Exhibit "B," which shall incorporate all of the above items.

          (b) Landlord shall be responsible for constructing, subject to the provisions of this Section 2.10 and 2.11, the Tenant Improvements (as that term is defined below). The Tenant Improvements shall consist of (and the term "Tenant Improvements" shall be used in this Lease to mean) those portions of the Demised Premises which are not Shell Improvements, are identified in the final Plans and Specifications as part of the Tenant Improvements, or as otherwise mutually identified by Landlord and Tenant, in writing, concurrent with or subsequent to the execution of this Lease.

          (c) Landlord shall provide an allowance to be applied by Landlord towards paying the costs of designing and constructing the Tenant Improvements (the "Tenant Improvements Cost"), in the amount of Twenty-Five Dollars ($25.00) per rentable square foot of the Demised Premises, which is currently anticipated to total One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) (the "Allowance"). In the event the final square footage of the Building is more or less than 58,000 square feet, the Allowance shall be adjusted to an amount which reflects the increase or decrease in square footage. The Allowance shall be used to pay the direct construction cost (excluding any overhead or profit to Landlord or any affiliate) of the Tenant Improvements which are paid to the Contractor (as defined below) or others performing such construction work, Tenant Improvement permits and space planning fees and reimbursables. The Allowance shall not be applied to the following items, the cost of which shall be Landlord's responsibility: (i) the cost of the Land and financing or carry costs associated with the Land; (ii) financing fees, imputed interest, costs of carry and taxes/insurance during construction; (iii) brokerage commissions or developer fees; or (iv) architectural or engineering fees and reimbursables for the Shell Improvements. The Allowance shall not be applied to the following items, the cost of which shall be Tenant's responsibility: (i) building signage,
(ii) security systems, (iii) specialized cabling; or (iv) Tenant's moving expenses.

          (d) In the event that the Allowance is insufficient in amount to pay the Tenant Improvements Costs, Tenant shall pay such excess as Tenant's Share pursuant to the procedure set forth in Section 2.11 below.

          (e) Upon execution of this Lease and again, upon submittal of the Tenant Improvements Schematic Design Drawings, the Tenant Improvements Design Development Drawings, and the Tenant Improvements Construction Drawings, Landlord shall also provide Tenant with an estimate of the Tenant Improvements Cost. No later than ninety (90) days prior to the commencement of construction of the Improvements, Landlord shall prepare and deliver to Tenant a Tenant Improvements Budget Estimate ("Tenant Improvements Budget Estimate"), which Landlord and Tenant shall then mutually finalize prior to the commencement of construction. Within fifteen (15) days prior to the commencement of construction of the Improvements, and no less than monthly thereafter during the course of construction of the Improvements, Landlord shall deliver to Tenant a revised Tenant Improvements Budget

Estimate, whether reflecting an increase or a decrease in the Tenant Improvement Costs, together with an explanation in reasonable detail of the cause of such cost change and an accounting of actual costs to date ("Periodic Cost Report"). Additionally, prior to any Tenant Change Order being effective, Landlord will provide Tenant with an estimate of the cost of said Tenant Change Order and obtain Tenant's prior approval thereof, which Tenant shall grant or withhold within two (2) business days following receipt of such estimated Tenant Change Order cost. In addition, Landlord shall deliver a Periodic Cost Report to Tenant no later than five (5) business days after Landlord learns of a material change affecting the Tenant Improvements Budget Estimate. Similarly, Landlord shall provide Tenant with an estimate of the cost of any Tenant-Caused Delay claimed by Landlord as soon as reasonably possible after Landlord learns of the Tenant-Caused Delay.

     2.11   Responsibility for Excess Shell Costs and Excess Tenant Improvement
            -------------------------------------------------------------------
Costs.
-----
            (a) The Base Rent has been determined based on the assumption that the final Plans and Specifications will not be altered as a result of Tenant Change Orders, and that no costs will be incurred in connection with the construction of the Demised Premises resulting from Tenant-Caused Delays.

            (b) Tenant shall be directly responsible, as additional rent, for any increases in the cost to Landlord of the construction of the Shell Improvements (including financing costs), (A) subject to Section 2.10(e) above, resulting directly from Tenant Change Orders and which have not been offset by savings resulting directly from Tenant Change Orders, or (B) subject to Section 2.10(e) above, resulting directly from Tenant-Caused Delays ("Excess Shell Costs"). Each Periodic Cost Report and the Final Cost Report (as defined below), shall include notification of any Excess Shell Costs and shall include reasonably detailed documentation supporting the determination of such Excess Shell Cost. Tenant shall pay the Excess Shell Costs to Landlord (i) upon commencement of construction, if Landlord has notified Tenant of Excess Shell Costs prior thereto, (ii) if later, within ten (10) business days after notification to Tenant by Landlord of any Excess Shell Costs in a Periodic Cost Notice, (iii) within ten (10) business days after the Final Cost Report, if such report includes Excess Shell Costs which have not been previously paid to Landlord, or (iv) as otherwise required by Landlord's construction lender, but in no event prior to the construction of the Shell Improvements.

            (c) Tenant shall be responsible, as additional rent, for any Tenant Improvements Costs to the extent they exceed the Allowance ("Excess Tenant Improvements Costs"). Tenant shall pay the Excess Tenant Improvements Costs to Landlord upon the earlier to occur of (i) funding of Landlord's construction loan or commencement of construction, whichever is later, if the then applicable Tenant Improvements Budget Estimate reflects that the Allowance will be insufficient to fully fund the Tenant Improvements Costs anticipated to be incurred as of that date, (ii) within ten (10) business days after notification to Tenant by Landlord that it has determined, in a periodic review of the Tenant Improvements Costs during construction of the Tenant Improvements, pursuant to Subsection 2.10(e), above, that the Allowance will be insufficient to cover all the Tenant Improvements Costs anticipated to be incurred, or (iii) within ten (10) business days after Landlord has notified Tenant that it has made a final determination, pursuant to subsection (g), below, that the Allowance is insufficient to cover all the Tenant Improvements Costs which have been incurred, or (iv) as otherwise required by Landlord's construction lender, but in no event prior to commencement of construction of the Tenant Improvements.

            (d) Landlord shall deposit the funds paid to it by Tenant under subsections (b) or (c) of this Section 2.11 in its construction loan control account with the construction Lender (as that term is defined in Section 3.4 hereof) and those funds shall be applied to the cost of construction of the Shell Improvements and Tenant Improvements as provided under Landlord's construction loan.

            (e) Within ninety (90) days following Substantial Completion of the Improvements, Landlord shall calculate, and report to Tenant, in writing,
(i) the final Shell Improvements Cost and the final Tenant Improvements Cost, and (ii) the amount of any Excess Shell Costs or Excess Tenant Improvements Costs (the "Final Cost Report"). In the event that there is an amount which has not been paid by Tenant at the time of such final determination (i.e. Excess Shell Improvements Costs or Excess Tenant Improvements Costs) then Tenant shall pay such additional amount to Landlord within ten (10) business days following such final determination.

            (f) If the Final Cost Report, shows that the amounts previously paid by Tenant under subsections (b) and (c) of this Section 2.11 exceeded the final amount of Excess Shell Improvements Costs or Excess Tenant Improvements Costs, as the case may be (i.e. Tenant has paid to Landlord more than was ultimately needed), then such overpayment shall be refunded to Tenant within ten
(10) business days following delivery to Tenant of such Final Cost Report. In any event, whether additional amounts are owed or a refund is due, within ten
(10) business days following the delivery to Tenant of the Final Cost Report, Landlord shall pay to Tenant any amount equal to the product of (i) amount paid to Landlord by Tenant under subsections (b)(i) and (c)(i) of this Section 2.11,
(ii) multiplied by five percent (.05), (iii) divided by two (2).

            (g) All of the Periodic Cost Reports and the Final Cost Report shall include reasonably detailed supporting explanations and documentation. Landlord shall maintain accurate and complete books and records of all Shell Improvement Costs and Tenant Improvement Costs. Tenant shall have the right to inspect, audit and copy such books and records at Landlord's office in San Diego, California.

     2.12   Contractor. Reno Contracting, Inc., a California corporation
            ----------
("Reno") shall act as the general contractor ("Contractor"), for the construction of the Shell Improvements and the Tenant Improvements. Notwithstanding the foregoing, in the event that Reno's quality of construction and professional reputation in the community has, in the reasonable opinion of Landlord and Tenant, materially deteriorated between the date of this Lease and the time the construction contract is to be entered into, a different general contractor shall be selected for the construction of the Shell Improvements and Tenant's Improvements which general contractor shall be subject to the reasonable approval of both Landlord and Tenant. Contractor's contract shall be on a "cost-plus" basis, with Contractor entitled to (i) reimbursement for direct insurance expenses and direct "G&A" or "General Conditions" expenses, as provided in the Estimated Budget and (ii) a profit of no more than five percent (5%). Landlord shall cause the Contractor to bid each component of the Improvements to at least three (3) qualified subcontractors and, unless Landlord and Tenant agree otherwise, shall select the lowest qualified bidder. Tenant shall have the right to approve the list of subcontractors to be solicited for bids and to designate subcontractors to participate in the bidding process. Tenant shall also have the right to select subcontractors to perform components of the Improvements if Tenant agrees to pay any Excess Shell Costs or Excess Tenant Improvements Costs attributable to such election, provided such subcontractor is reasonably acceptable to Landlord and Contractor. In no event shall the profit and overhead percentages for the Tenant Improvements exceed the percentages paid by Landlord to Contractor for the Shell Improvements.

     2.13   Tenant's Entry Into the Building Prior to Substantial Completion.
            ----------------------------------------------------------------
Provided that Tenant and its agents, employees and contractors do not materially interfere with the Contractor's work on the Demised Premises (any such interference constituting a basis for a Tenant-Caused Delay), Landlord shall allow and shall require the Contractor to allow, Tenant and Tenant's agents, employees and contractors access to the Building prior to Substantial Completion of the Improvements so that Tenant may install its furniture, trade fixtures, data and telecommunications wiring and equipment, photocopy equipment and other business equipment in the Building. Prior to Tenant's entry into the Building as permitted by the terms of this Section 2.13, Tenant shall arrange a schedule with Landlord and the Contractor in order to coordinate the timing of Tenant's entry with the actions of the Contractor. Prior to any such entry, Tenant or its agents and contractors (as applicable) shall provide evidence of insurance reasonably satisfactory to Landlord. Tenant acknowledges that Section 20.3 below shall apply with respect to any and all claims which may arise as a result of the entry by Tenant, its agents, employees and contractors on the Demised Premises in accordance with this Section 2.13. Tenant's responsibilities under
Section 7.1 of this Lease shall commence upon such early occupancy as opposed to the Commencement Date.

                                  ARTICLE III

                                     RENT

     3.1    Base Rent. In consideration of the lease of the Demised Premises
            ---------
evidenced by this Lease, Tenant covenants to pay Landlord, without previous demand therefor and without any right of set-off or deduction whatsoever except as expressly provided in this Lease, at the office of Landlord at:

               Kilroy Realty, L.P.
               Kilroy Realty Corporation
               2250 East Imperial Highway, Suite 1200
               El Segundo, California 90245
               Attention:  Chief Financial Officer

or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease as hereinafter set forth, payable monthly, in advance, in equal installments as hereinafter set forth, with the first payment due on the Commencement Date, and continuing on the first day of each month thereafter for the succeeding months during the balance of the Term ("Base Rent"):

   Period                Annual Base Rent         Monthly Base Rent
   ------                ----------------         -----------------
Months 1-24                 $1,050,960                 $ 87,580
Months 25-48                $1,114,020                 $ 92,835
Months 49-72                $1,180,860                 $ 98,405
Months 73-96                $1,251,708                 $104,309
Months 97-120               $1,326,816                 $110,568

The Base Rent scheduled above is based on the assumption that the final rentable square footage of the Building is 58,000. In the event the rentable square footage of the Building upon Substantial Completion is more or less than 58,000, then the initial Base Rent shall be increased or decreased, as appropriate, to an amount equal to the product of(i) $1.51 per rentable square foot per month, and (ii) the final rentable square footage of the Building. Such adjusted initial Base Rent shall be increased every twenty-four (24) months by a factor of six percent (6%).

In the event the Commencement Date occurs on other than the first (1st) day of a month, the amount of the first and last monthly payment of Base Rent shall be apportioned to account for the fact that the last month of the Initial Term shall be less than a full calendar month.

In the event that the Commencement Date occurs before the Target Commencement Date, the initial Base Rent shall be decreased by an amount equal to the produce of(i) $.01, (ii) the number of rentable square feet in the Demised Premises, and
(iii) the number of thirty (30) day periods the Commencement Date occurs prior to May 1,2001; provided, however, that in no event shall the initial Base Rent for the Demised Premises be less than Seventy Five Thousand Four Hundred Dollars ($75,400.00) per month. Such adjusted initial Base Rent shall be increased every twenty-four (24) months by a factor of six percent (6%)

     3.2   Base Rent During Option Term. The Base Rent during the Option Term
           ----------------------------
("Option Term Base Rent") shall be an amount equal to the greater of (i) the then fair market rental value of the Demised Premises ("Fair Market Rental Value"), as stated on a monthly basis and determined pursuant to this Section 3.2, or (ii) the Base Rent during the last month of the Initial Term, multiplied by 1.06. The initial Option Term Base Rent during each Option Term shall thereafter be increased in accordance with market rate increases, if any. Upon receipt by Landlord of Tenant's Extension Notice under Section 1.2, above, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Option Term Base Rent which shall become effective as of the first day of the Option Term ("Option Term Commencement Date"). If Landlord and Tenant have not agreed upon the Option Term Base Rent (which Option Term Base Rent shall, for purposes of this Section 3.2 , include market rate increases) within thirty (30) days after the delivery of Tenant's Extension Notice, the Option Term Base Rent shall be determined as follows:

           (a) Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than thirty-five (35) days after delivery of Tenant's Extension Notice. If

Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than five (5) days after the deadline for selecting a single appraiser. Landlord and Tenant shall each give written notice to the other as to the name of the appraiser it has selected, as soon as the selection is made. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. All appraisers shall be independent from, and disinterested in, both Landlord and Tenant.

          (b) The only task which the appraiser(s) shall perform shall be forming and reporting to Landlord and Tenant an opinion of the Fair Market Rental Value of the Demised Premises for use in determining the Option Term Base Rent.

          (c) If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rental Value of the Demised Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Fair Market Rental Value of the Demised Premises.

          (d) Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of any single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of commercial properties similar to the Demised Premises in San Diego County, California and shall be members of professional organizations such as MAI or its equivalent.

          (e) For the purpose of such appraisal and this subsection (d), the term "Fair Market Rental Value" shall mean the price that a ready and willing single tenant would pay, as of the Option Term Commencement Date, as annual rent to a ready and willing landlord of a property comparable to the Demised Premises on the terms of this Lease, if such property were exposed for lease on the open market for a reasonable period of time. A "comparable property" shall mean a research and development and office facility located in the Sorrento Mesa area of the City of San Diego, California (the "Market Area"), with improvements similar in age and character to the Demised Premises, which has been improved with the tenant improvements comparable to those constructed in the Demised Premises; provided, however, that the appraisal shall disregard the value of Tenant's and any other improvements paid for by Tenant (including Tenant Improvements but only to the extent such Tenant Improvements were paid for by Tenant as Excess Tenant Improvement Costs). The appraiser shall give appropriate consideration to all relevant factors, including, without limitation, (i) the fact that this Lease is a "triple net" lease, (ii) rental concessions and tenant improvement allowances generally being offered by landlords of comparable properties, (iii) the age of the Improvements, (iv) the condition of the Demised Premises on the assumption that Tenant has complied with its obligations to maintain and repair the Demised Premises, (v) rental market conditions then in existence, (vi) whether Landlord will or will not be required to pay a real estate brokerage commission in connection with Tenant's exercise of the Extension Option, and (vii) the fact that the Tenant will be accepting the Demised Premises in an "As-Is" condition.

          (f) If a single appraiser is chosen, then such appraiser shall determine the Fair Market Rental Value of the

Demised Premises shall be the arithmetic average of the two (2) appraisals which are closest in amount, and the third appraisal shall be disregarded.

          (g) Landlord and Tenant shall instruct the appraiser(s), in writing, to complete their written determination of the Fair Market Rental Value not later than thirty (30) days after their selection. If the Fair Market Rental Value has not been determined by such date, then the Fair Market Rental Value shall be determined thereafter, and if it has not been determined by the Option Term Commencement Date, then Tenant shall continue to pay Landlord monthly installments of Annual Rent in the amount applicable to the Demised Premises immediately prior to the Option Term Commencement Date until the Fair Market Rental Value is determined. In no event shall the Rent be less than the Rent in the last year of the Lease Term increased by six percent (6%), and adjusted based on market rate increases thereafter. When the Fair Market Rental Value of the Demised Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly installments of Base Rent actually paid by Tenant to Landlord subsequent to the Option Term Commencement Date and the new monthly installments of Base Rent which are determined to have been actually owing during such period in accordance with this Section 3.2.

          (h) On or before the date which is fifteen (15) months prior to the expiration of the Initial Term or the first Option Term, as the case may be, Tenant may deliver to Landlord a notice that it intends to exercise an Extension Option provided in Section 1.2 hereof (a "Pre-Exercise Notice"). If a Pre-Exercise Notice is timely delivered by Tenant, the provisions of this Section
3.2 regarding the determination of the Option Term Base Rent shall be implemented as if Tenant had delivered the Extension Notice pursuant to Section
1.2. If the Option Term Base Rent has not been determined in accordance with this Section 3.2 on or before the date which is three hundred sixty (360) days prior to the end of the Initial Term or the first Option Term, as the case may be, then when it is thereafter determined, Tenant shall have the option, to be exercised within two (2) business days after notice of such determination is given to Tenant, of (i) delivering to Landlord a written notice rescinding Tenant's Pre-Exercise Notice (i.e. electing not to extend the Lease), in which case the Initial Term or the first Option Term, as the case may be, shall be extended to the date which is three hundred sixty (360) days after the date such rescission notice is delivered, or (ii) delivering its Extension Notice, in which case such Extension Notice shall be deemed timely delivered in accordance with Section 1.2. If the Option Term Base Rent has been determined in accordance with this Section 3.2 prior to the date which is three hundred sixty (360) days prior to the end of the Initial Term or the first Option Term, as the case may be, then provisions of this subsection (h) shall not apply. If the provisions of this subsection (h) apply, and Tenant fails to deliver either a rescission notice or the Extension Notice, Tenant shall be deemed to have rescinded the Pre-Exercise Notice and not to have timely delivered the Extension Notice.

     3.3  Additional Obligations: Additional Rent. The Base Rent shall be
          ---------------------------------------
absolutely "net" to Landlord so that this Lease shall yield to Landlord the Base Rent specified in Section 3.1 and that all Impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with all present or future applicable governmental laws, rules and regulations, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the term or by reason of events occurring during the term of this Lease (all such items being sometimes referred to as "Additional Obligations") shall be paid or discharged by Tenant, except to the extent they are expressly the responsibility of Landlord under this Lease. To the extent the following are the obligations of Tenant under this Lease, Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such Impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with all present and future governmental laws, rules and regulations becoming effective during the Term, and all other costs, fees, charges, expenses, reimbursements and obligations referred to above. Any amounts referred to in this Lease as additional rent (including, without limitation, the Additional Obligations) are referred to collectively as "Additional Rent."

     3.4   Delinquent Rental Payments. All payments of Base Rent and Additional
           --------------------------
Rent shall be payable without previous demand therefor and without any right of set-off or deduction whatsoever (except as expressly provided in this Lease), and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Base Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Base Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid within five (5) days after they are due shall,
(i) be subject to a late charge of five percent (5%) of the amount due and not timely paid, and (ii) bear interest from the date when such payment was due at the lesser of(A) the default rate of interest under Landlord's most senior debt obligation encumbering the Demised Premises, or (B) an annual rate of eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest." Notwithstanding the foregoing provisions of this Section 3.4, if any mortgagee under any mortgage, beneficiary under any deed of trust, or ground lessor under any ground lease, which encumbers the Land (a "Lender"), imposes fees, charges, penalties or interest on Landlord for late payments under such instrument which fees, charges, penalties or interest are less in amount than those described in this Section 3.4, Landlord will not impose any late payment charge or interest which is greater than the amounts charged by such Lender.

                                  ARTICLE IV

                            USE OF DEMISED PREMISES

     4.1   Permitted Use. Tenant intends to use the Demised Premises primarily
           -------------
as a research and development and office facility and related lawful purposes, and they shall be used for no other purpose without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto (provided Tenant has received a copy of the policy) or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

     4.2  Preservation of Demised Premises. Tenant shall not use, or permit the
          --------------------------------
Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises other than as expressly set forth in this Lease.

     4.3  Hazardous Substances.
          --------------------

          (a) Subject to Section 4.3(f), Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials") at the Demised Premises.

          (b) Subject to Section 4.3(f), Tenant shall at its own expense procure (other than a certificate of occupancy), maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Subject to
Section 4.3(f), all reporting obligations imposed by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease and subject to Section 4.3(f), Tenant shall cause all Hazardous Waste Materials (as defined in 22 CCR 66261.3) to be removed from the Demised Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land other than in the normal course of Tenant's business operations as now contemplated in accordance with all Hazardous Materials Laws or as necessitated by emergency considerations in accordance with all applicable Hazardous Materials Laws, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Demised Premises or the Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease and which contain, have contained or are contaminated with Hazardous Waste Materials.

          (c) Tenant shall immediately notify Landlord in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person against Landlord or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and
(iii) any non-routine reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations from any governmental agency of any Hazardous Materials Laws relating in any way to the Demised Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Laws), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed from the Demised Premises. Subject to Section 4.3(f), all such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

          (d) Subject to Section 4.3(f), Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, shareholders, affiliates, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) to the extent arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent brought onto the Demised Premises by Tenant whether knowingly or unknowingly, the standard herein being one of strict liability. For purposes of the indemnity provided herein, any act or omission of Tenant or its agents, employees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Subject to Section 4.3(f), Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant or its employees, agents, customers, sublessees, assignees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

          (e) Landlord may, at its expense, commission an environmental audit of the Demised Premises at any time after prior written notice thereof to Tenant; provided that such environmental audit does not unreasonably interfere with Tenant's use of the Demised Premises, or any portion thereof, and provided further that Landlord indemnifies, defends and holds harmless Tenant and its officers, agents, employees and customers from and against any loss, liabilities or damages to Tenant's machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from an injury to the property of Tenant, or its officers, agents, employees or customers, and any death or personal injury to any person or persons to the extent arising out of such environmental audit except for liability, loss or damage caused by Tenant's gross negligence or willful misconduct. However, should Tenant breach any of its obligations set forth in this Section 4.3 in a manner that may expose Landlord to liability, and Landlord provides written notice to Tenant of the reasonable basis upon which it believes it has been exposed to liability, then Landlord shall have the right to require Tenant to undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord, which audit shall evidence Tenant's compliance with this Section 4.3.

          (f) Landlord represents and warrants that as of the date of this Lease there are, and as of the Commencement Date there will be, no Hazardous Materials located on the Demised Premises, other than an as required for the normal operation of the Demised Premises and in accordance with all Hazardous Materials Laws. Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold Tenant and each of Tenant's officers, directors, partners, shareholders, affiliates, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence of Hazardous Materials in, on, under, upon or from the Demised Premises or the Improvements located thereon prior to the Commencement Date, or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent caused by Landlord whether knowingly or unknowingly, the standard being one of strict liability.

          For purposes of the indemnity provided herein, any act or omission of Landlord or its agents, employees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord. Subject to Section 4.3(f), Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease.

          (g) The obligations of Landlord and Tenant under this Section 4.3 shall survive the expiration or earlier termination of this Lease.

     4.4  Access Easement.
          ---------------

          Landlord as owner of the building adjacent to the north, and identified in Exhibit "B" as the "Existing Comstream Building," shall grant Tenant access for ingress and egress between the Building and the "Existing Comstream Building." If Landlord sells either property, Landlord will grant or reserve an easement evidencing Tenant's ingress and egress rights.

                                   ARTICLE V

                      PAYMENT OF TAXES, ASSESSMENTS, ETC.

     5.1  Payment of Impositions.
          ----------------------

          (a) Except as provided to the contrary in this Section 5.1 below, Tenant covenants and agrees to pay during the Term of this Lease, as Additional Rent, and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, regular or special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, (except as set forth in Section 2.6 above) charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges and all other charges or burdens of whatsoever kind and nature (including costs, fees and expenses of complying with any restrictive covenants to which the Land is subject as of the date of this Lease or similar agreements to which the Demised Premises are subject, incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the Term may have been or may be assessed or levied on the Demised Premises or any portion thereof or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay the current portions of all special (or similar) assessments which during the Term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may (and shall only be obligated to) pay the same, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Notwithstanding the generality of the foregoing, Tenant shall not be responsible (and Landlord shall pay prior to delinquency) for Impositions charged by any association which includes the Land to the extent the amount of the Impositions therefrom exceeds the amount which Tenant would have incurred had Tenant performed the work and provided the services performed or provided by the association.

          (b) Notwithstanding the foregoing provisions of Section 5.1(a), Tenant shall not be responsible for (and Landlord shall pay prior to delinquency) any increase in ad valorem property taxes or other taxes which might result from the sale or other transfer (deemed a change of ownership for California tax purposes) of the Demised Premises during the Term of the Lease to the extent such increase results from the fact that the assessed value of the Demised Premises exceeds the total cost (including the direct and indirect costs (including the costs of permits, fees and professional services) of the Land, Shell Improvements and Tenant Improvements) of the Demised Premises. Payment of any taxes, assessments or similar charges which are directly related to the acquisition of the Land or the construction of the Improvements or Demised Premises will be Landlord's financial responsibility.

          (c) Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable for periods prior to the Commencement Date and after the termination date of the Term of this Lease. Landlord will deliver to Tenant the tax bills at least thirty (30) days prior to any delinquency date. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises or any portion thereof, which are due and payable for periods during the Term of this Lease. Landlord shall pay all real estate taxes which are payable for periods prior to the Commencement Date and after the termination date of the Term of this Lease. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year in which the Initial Term commences and the year in which the Term ends which the number of days in said year not within the Term of this Lease bears to 365, and Tenant shall pay the balance of said current real estate taxes and current installments of special assessments during said years.

     5.2  Tenant's Right to Contest Impositions. Tenant shall have the right at
          -------------------------------------
its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith; provided, however, if the payment of such Imposition is necessary to properly appeal such Imposition, Tenant shall pay such imposition before delinquency; and, provided further, if there is then an uncured Event of Default hereunder, Tenant shall have first deposited with Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or federal savings and loan association in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises or any portion thereof during the pendency of such proceedings. If there is then in an uncured Event of Default hereunder and if during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. If Tenant is required to make such additional deposits hereunder and Tenant fails to make same, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys' fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys' fees, interest, penalties, fines and other liability in connection therewith, and upon such payment, if Landlord had previously received any amounts or certificates as a deposit, Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys' fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys' fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment for fees reasonably incurred by Landlord in connection with such proceedings as provided above. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall not bear interest.

     5.3  Levies and Other Taxes. If, at any time during the Term of this Lease,
          ----------------------
any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, a capital levy, gross receipts tax, transaction privilege tax or other tax on the rents received therefrom or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder, shall be paid to Landlord absolutely net, without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income, franchise, or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises nor shall anything in this Lease require Tenant to pay any income tax of Landlord or any tax in the nature of income and/or franchise tax or in lieu of income tax.

     5.4  Evidence of Payment. Tenant covenants to furnish Landlord, within
          -------------------
thirty (30) days after Landlord requests the same, official receipts of the appropriate taxing authority, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

     5.5  Escrow for Taxes and Assessments. At Landlord's written demand after
          --------------------------------
any Event of Default (as hereinafter defined) and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time, Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this Section 5.5 shall be considered as performance of such obligation under the provisions of Section 5.1 hereof.

     5.6  Landlord's Right to Contest Impositions. In addition to the right of
          ---------------------------------------
Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for the costs reasonably incurred by Landlord in contesting such Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant.

                                  ARTICLE VI

                                   INSURANCE

     6.1  Casualty Insurance. Tenant, at its sole cost and expense, shall obtain
          ------------------
and continuously maintain in full force and effect during the Term of this Lease, commencing with the Commencement Date (subject to the provisions of Section 2.12), policies of insurance covering the Building constructed, installed or located on the Demised Premises naming the

Landlord as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area and if such coverage is required by Landlord's lender, (d) loss or damage caused by earthquake (but only if required by a Lender) subject to standard deductibles (provided, however, that (i) Tenant shall not be required to maintain earthquake insurance if it is not reasonably obtainable and (ii) Tenant's financial responsibility for the premium associated with earthquake insurance shall not exceed $50,000.00 per year during the Initial Term or any Option Term); and (e) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. If the premium associated with earthquake insurance exceeds $50,000.00 per year, Landlord shall have the option to either pay the excess premium over and above such $50,000.00 amount or delete the requirement that Tenant obtain earthquake coverage. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the Improvements, without deduction for depreciation or wear and tear, including costs attributable to improvements or upgrades in the Improvements required by changes in laws and regulations governing zoning, public access and accommodation, workplace conditions, public health or safety or similar matter, and it shall include to the extent reasonably obtainable a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. Any deductible, self-insured retention or similar limitation on coverage shall be submitted to Landlord for its prior written approval, which shall be granted or withheld in Landlord's reasonable discretion.

     6.2  Public Liability Insurance. From and after the Commencement Date,
          --------------------------
Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portions thereof, with limits of not less than Ten Million Dollars ($10,000,000.00); provided, however, such coverage may be maintained by Tenant pursuant to an "umbrella" policy covering the Demised Premises and Tenant's other properties and operations. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein or shall include a "loss payee" endorsement in favor of Landlord, and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall to the extent reasonably obtainable specifically insure (by contractual liability endorsement) Tenant's obligations under Section 20.3 of this Lease.

     6.3  Other Insurance.
          ---------------

          (a) During the Term of this Lease, commencing with the Commencement Date, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured or loss payee in such policy or policies of insurance.

          (b) During the Term of this Lease commencing with the Commencement Date, Tenant, at its sole cost and expense, shall obtain and continuously maintain, in full force and effect, loss of use and business interruption coverage for the payment for no less than one (1) year of (i) the Base Rent and
(ii) those Impositions which will continue to be payable even during a period when the Demised Premises are not operational.

          (c) During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect such other insurance in such amounts against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to the Demised Premises if required by Landlord's construction or permanent lenders; provided, however, that this Section 6.3(c) is not intended to, and shall not, supersede the cap on Tenant's financial responsibility for earthquake insurance premiums specified in Section 6.1(d)(ii), above.

     6.4  Certain Insurance Provisions. All policies of insurance required by
          ----------------------------
Section 6.1 shall contain deductibles which are no higher than those which are customarily maintained for casualty and liability insurance in connection with facilities similar to the Demised Premises and provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Demised Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchase or holder appears pursuant to a standard named insured or mortgagee clause or as an additional insured. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as an additional insured with loss payable as provided in Section 6.1. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

     Each policy required under this Article VI shall have attached thereto (a) an endorsement that such policy shall not be canceled and that the coverage under such policy will not be materially changed without at least thirty (30) days prior written notice to Landlord, and (b) to the extent reasonably obtainable an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written with companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord and shall be delivered to Landlord upon the Commencement Date and, prior to expiration of such policy, new certificates of insurance shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

     Insurance required hereunder shall be obtained from companies duly licensed to transact business in the state of California, and maintaining during the policy term a "General Policyholders Rating" of at least "A" and financial category rating of "Class VII" in "Best's Insurance Guide."

     6.5 Waiver of Subrogation. Landlord and Tenant hereby mutually waive any
         ---------------------
and all rights of recovery against one another for real or personal property loss or damage occurring to the Demised Premises, or any part thereof, or any personal property therein from perils insured against under the insurance maintained hereunder for the benefit of the respective parties, and to the extent the proceeds of such insurance are actually recovered, and each shall use commercially reasonable efforts to assure that such insurance permits waiver of liability and contains a waiver of subrogation.

     6.6 Tenant's Indemnification of Landlord. Tenant may maintain insurance
         ------------------------------------
coverage upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire. To the extent Tenant maintains such insurance, Tenant agrees that such policies shall, to the extent obtainable, name Landlord as an "additional insured" and contain a waiver of subrogation clause as to Landlord.

     6.7 Unearned Premiums. Upon expiration or other termination of the Term of
         -----------------
this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of
Article XIII hereof, be payable to Tenant, provided that an Event of Default does not then exist (or if an Event of Default does then exist, any excess over the amount required to cure such default shall be so payable to Tenant).

     6.8 Blanket Insurance Coverage. Nothing in this Article VI shall prevent
         --------------------------
Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article VI under a blanket insurance policy or policies (and certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned, leased or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

     6.9 Landlord's Liability Insurance Coverage. Landlord, at its sole cost and
         ---------------------------------------
expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease, commencing with the Commencement Date, comprehensive general liability insurance in such amounts as it shall deem reasonably appropriate.

                                  ARTICLE VII

                                   UTILITIES

     7.1 Payment of Utilities. During the Term of this Lease, Tenant shall pay,
         --------------------
when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services.

     7.2 Additional Charges. In the event that any charge or fee is required
         ------------------
after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services subsequent to the installation thereof, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the Commencement Date, Tenant shall reimburse Landlord for such utility charge.

     7.3 Landlord's Responsibility for Utility Hook-Up Charges and Fees.
         --------------------------------------------------------------
Notwithstanding anything contained in this Article VII to the contrary, (a) as of the Commencement Date, all utilities contemplated by the Improvements shall be hooked-up and fully operational and functional to the Demised Premises and all capacity, hookup and similar charges (except to the extent they constitute Excess Shell Costs or Excess Tenant Improvement Costs) shall have been paid by Landlord; and (b) if any utility or service charge or fee related to capital improvements made during the Term of this Lease, whose tax depreciable life extends beyond the termination date of this Lease, Tenant shall only pay the pro rata portion of such charge or fee to the extent that such tax depreciable life is within the Term of this Lease.

                                 ARTICLE VIII

                  REPAIRS AND MAINTENANCE OF DEMISED PREMISES

     8.1 Tenant's Responsibilities. Except to the extent specifically identified
         -------------------------
as Landlord's responsibility in Section 8.2, below, Tenant shall, at its own expense, keep the Demised Premises, and every part thereof, including, but not by way of limitation, the grounds, landscaped areas, truck parking and loading and dock areas, the roof surface and roof membrane (but only as to routine and ongoing maintenance), drainage swales, gutters, downspouts, glass, interior and exterior portions of the Building, and the plumbing, heating, air conditioning, wiring, elevators and other mechanical systems therein, the facilities thereof and all sidewalks, parking areas, driveways, passageways and alleys adjacent thereto and other appurtenances thereunto belonging, in good order, appearance, condition and repair (reasonable wear and tear excepted), free of obstructions, dirt, and rubbish, and so as to comply fully and at all times with all present and future applicable governmental laws, rules and regulations, consistent with other comparable business and industrial parks in the Market Area. Tenant agrees to make all replacements and repairs to the Demised Premises necessary to maintain the Demised Premises in the condition described in the preceding sentence. Tenant, at its own expense, shall also seal (paint) the exterior of the Building periodically during the Term (including any Option Term) of this Lease in accordance with the recommendations of the manufacturer of the material used for the exterior of said Building. Tenant shall maintain regular service contracts for all of the Demised Premises' (i) HVAC system, and (ii) elevator(s), and shall, upon Landlord's request, provide Landlord copies of such contracts or any other maintenance or service contracts maintained by Tenant with respect to the Demised Premises. Any such contract shall be terminable by Tenant (or its successors, including Landlord or a Lender) on not less than thirty (30) days notice to the contractor or shall provide that it does not bind a Lender. All repairs, replacements and renewals shall be at least equal in quality and class to the original work. Because Tenant is undertaking the responsibility for most aspects of the ongoing maintenance of the Demised Premises, Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the Demised Premises and Tenant's right to make repairs and deduct the expenses of such repairs from Rent. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments.

     8.2  Landlord's Responsibilities. Landlord shall, at its own expense,
          ---------------------------
repair any failure in the structural elements of the roof, all exterior and load-bearing walls (except for painting of the exterior walls, which shall be Tenant's responsibility), the Building foundation and for keeping all underground utilities in good order, condition and repair. In addition, Landlord shall be responsible, at Landlord's sole cost and expense, for the prompt and diligent repair of any latent defects in design and construction of the Demised Premises which manifest themselves during the Term, including, but not limited to, latent defects in the design and/or construction of the drainage system constructed on the Demised Premises as part of the Improvements. Landlord shall not charge Tenant for any property management fees during the Term of the Lease.

     8.3  Sharing of Expenses of Capital Items. Certain items of repair and
          ------------------------------------
maintenance which are Tenant's responsibility under Section 8.1, may, under generally acceptable accounting principles consistently applied, be considered to have a reasonable useful life which would extend beyond the end of the Term (a "Capital Item"). Landlord and Tenant shall share the expenses associated with such Capital Items, as follows:

          (a)  Tenant shall pay all expenses related to Capital Items.

          (b) At any time Tenant intends to incur an expense related to a Capital Item, Tenant shall notify Landlord, in writing, and Landlord shall approve or disapprove such expenditure, which approval shall not be unreasonably withheld or delayed. Landlord shall not be required to approve any expenditure which is not required for the maintenance and operation of the Demised Premises.

          (c) At that time, Landlord and Tenant shall also agree on the "useful" life of the Capital Item and, shall determine a level per-year useful life allocation (the "Useful Life Allocation") of financial responsibility for that Capital Item. By way of example only, financial responsibility for a Capital Item which requires the expenditure of $50,000.00 and which has a five-year "useful" life would be assigned a $10,000.00 per year Useful Life Allocation.

          (d) The Useful Life Allocation shall be applied to the item of expense related to the Capital Item, until the full amount of such expense has been amortized, although Tenant shall have the responsibility for paying all expenses related to Capital Items when incurred.

          (e) If, at the end of the Term of Lease, including any Option Term, there remains any unamortized Useful Life Allocation(s), Landlord shall, within thirty (30) days after the end of the Term, refund to Tenant, such unamortized Useful Life Allocations, in cash.

     8.4  Tenant's Waiver of Claims Against Landlord. Except as provided in
          ------------------------------------------
Article II, Section 8.2 and Article XIII of this Lease, or as expressly provided under any other provision hereof, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Subject to the requirements of Article II, Section 8.2 and Article XIII of this Lease, or as expressly provided under any other provision hereof, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

     8.5  Prohibition Against Waste. Tenant shall not do or suffer any waste,
          -------------------------
damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

                                  ARTICLE IX

               COMPLIANCE WITH APPLICABLE LAWS AND RESTRICTIONS

     9.1  Compliance with Applicable Laws and Restrictions. Subject to
          ------------------------------------------------
Landlord's obligations under Article II, Section 8.2 and Article XIII of this Lease, or as expressly provided under any other provision hereof, throughout the Term of this Lease, and at Tenant's sole cost and expense (except as provided in Sections 2.8 and 8.3 above), Tenant shall promptly comply or cause compliance with or remove or cure any violation caused by Tenant of any and all present and future laws, rules and regulations applicable to the Demised Premises (including, without limitation, those reflected on the Preliminary Title Report prepared by First American Title Company, dated October 28, 1998; provided, however, Landlord hereby agrees that Tenant shall have no responsibility with respect to the Memorandum of Contribution Agreement described in Exception No. 14 of said Preliminary Title Report), and the appropriate departments, commissions, boards, associations and officers enforcing them, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other governmental body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Demised Premises, whether or not the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof, and Tenant shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises, copies of which shall be supplied to Tenant by Landlord promptly after issuance. In addition to the matters of record to which the Demised Premises are subject as of the date of this Lease, Tenant acknowledges that, prior to the Commencement Date, the Demised Premises will become subject to a Reciprocal Easement Agreement the purpose of which will be to establish certain access and maintenance rights and obligations with regard to driveway, fire suppression and storm drain facilities shared by the Demised Premises and the property which is located adjacent to the Demised Premises, provided that Landlord shall obtain Tenant's approval of such Reciprocal Easement Agreement prior to the Demised Premises becoming subject thereto, and to any other modifications to the matters of record to which the Demised Premises are subject and which would have an affect on Tenant's use and enjoyment of the Demised Premises, which approval shall not be unreasonably withheld.

     9.2  Tenant's Obligations. Notwithstanding that it may be usual and
          --------------------
customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, subject to the provisions of
Article II, Section 8.2 and Article XIII of this Lease, Tenant hereby assumes such obligations because, by nature of this Lease, or as expressly provided under any other provision hereof, the rents and income derived from this Lease by Landlord are "net" rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing or possession of the Demised Premises or any portion thereof (except as expressly provided in this Lease).

     9.3  Tenant's Right to Contest Laws and Ordinances. After prior written
          ---------------------------------------------
notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any Applicable Laws or Restrictions in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding, may legally be delayed without incurring of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, which consent shall not be unreasonably withheld, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a Certificate of Deposit issued by a national bank or federal savings and loan association payable to Landlord. Said deposit shall be held, administered and distributed in accordance with the provisions of Section 5.2 hereof relating to the contest of the amount or validity of any Imposition.

     If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorneys' fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, that Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

                                   ARTICLE X

                       MECHANIC'S LIENS AND OTHER LIENS

     10.1   Mechanic's Liens.
            ----------------

            (a) Tenant shall keep the Demised Premises free from any liens arising out of work performed, materials furnished and obligations incurred by Tenant. Tenant covenants and agrees that any mechanic's lien filed against the Demised Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the sole cost and expense of Tenant. This provision does not apply to any claim or lien arising out of the original construction of the Demised Premises by Landlord pursuant to this Lease.

            (b) Tenant shall have the right to contest with due diligence the validity or amount of any lien or claimed lien created by Tenant if Tenant shall give to Landlord such security as Landlord may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of the Demised Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Tenant's own expense, and if Tenant shall fail to do so, Landlord may at its option, pay any such final judgment and clear the Demised Premises therefrom. If Tenant shall fail to contest with due diligence the validity or amount of any such lien or claimed lien created by Tenant, or to give Landlord security as hereinabove provided, Landlord may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof. Should any lien be filed against the Demised Premises or should any action of any character affecting the title thereto be commenced, Tenant shall give to Landlord written notice thereof as soon as notice of such lien or action comes to the knowledge of Tenant.

            (c) Should Tenant fail to discharge any such lien, Landlord may, at Landlord's election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and the cost thereof shall be immediately due from Tenant as Additional Rent. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant.

            (d) All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises or any portion thereof.

     10.2   Landlord's Indemnification. The provisions of Section 10.1 above
            --------------------------
shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Improvements required by the provisions of Article II hereof or in the performance of Landlord's other obligations under this Lease, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises and any portion thereof harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

     10.3   Removal of Liens. Except as otherwise provided for in this Article
            ----------------
X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, if such lien, encumbrance, charge, security interest or other right or interest shall result from the actions of Tenant or others acting on the behalf of or for Tenant (other than Landlord).

     10.4   Equipment and Trade Fixtures. Landlord expressly waives and
            ----------------------------
disclaims any lien which it may have by statute or otherwise on the equipment and trade fixtures which Tenant brings to the Demised Premises. In addition, Landlord acknowledges that Tenant may, from time to time, offer all or portions of such equipment and trade fixtures as collateral for obligations to lenders. Landlord will promptly execute such reasonable documentation as Tenant may request in order to evidence to any such lender Landlord's lack of any claim to such equipment and trade fixtures.

                                  ARTICLE XI

                LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS

     In the event Tenant fails to pay or discharge any Additional Obligation, Landlord may, but shall not be obligated to, in addition to its remedies in an Event of Default, provide a factually correct written notice of such failure, and if Tenant still fails to cure such failure within ten (10) days after Tenant's receipt of such notice, Landlord may pay or perform the same, and in that event Tenant shall within ten (10) days after invoice reimburse Landlord therefor (together with interest at the Maximum Rate of Interest from the date Landlord made such payment), which amount shall be deemed Additional Rent; provided, however, that Landlord shall be entitled to pay such amount without prior notice to Tenant if Landlord reasonably believes that any further delay would expose Landlord or the Demised Premises to (i) civil or criminal penalties, (ii) a potential default under a mortgage, deed of trust or similar obligation, or (iii) lack of insurance coverage as required hereunder, or is otherwise an emergency. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant contained in this Lease.

                                  ARTICLE XII

                              DEFAULTS OF TENANT

     12.1   Events of Default. Any one or more of the following events shall be
            -----------------
an event of default by Tenant ("Event of Default") under this Lease:

            (a) Tenant fails to pay any Base Rent or Additional Rent or any other sum required by this Lease to be paid by Tenant, within five (5) business days after the same is due and payable;

            (b) Tenant fails to perform or comply with any other term hereof, and such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and thereafter dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default;

            (c) Tenant makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due or files a petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statutes, law or regulation, or files an answer admitting or fails to reasonably contest the material allegations of a petition filed against it in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties (provided, however, that this Section 12.1(c) shall apply only to the extent it is enforceable under applicable law); or

           (d) Within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment has not been vacated (provided, however, that this Section 12.1(d) shall apply only to the extent it is enforceable under applicable law); or

           (e) Tenant permits the abandonment or nonoccupancy of the entire Demised Premises (except for temporary vacancies or portions thereof, or to the extent caused by damage, destruction or condemnation).

     12.2  Landlord's Remedies. Upon the occurrence of an Event of Default,
           -------------------
Landlord, at its option, without further notice or demand to Tenant, shall have, in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

           (a) Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Base Rent or Additional Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                 (i) The worth at the time of award of any unpaid Base Rent and Additional Rent which has been earned at the time of such termination; plus

                 (ii) The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                 (iii) The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                 (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                 (v) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "Rent" as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in subsections
(i) and (ii), above, the "worth at the time of award" shall be computed at the Maximum Rate of Interest. As used in subsection (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Nothing herein shall be deemed to relieve Landlord of its obligation to mitigate its damages following an Event of Default.

     12.3   Right to Collect Rent as Due. Landlord shall have the remedy
            ----------------------------
described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Base Rent and Additional Rent as they become due.

     12.4   New Lease Following Termination. In the event Landlord elects to
            -------------------------------
terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Base Rent, Additional Rent or other sums from such tenant. The proceeds of any such reletting shall be applied as follows:

           (a) First, to the payment of any indebtedness other than Base Rent or Additional Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

           (b) Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable, and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

           (c) Third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder, and

           (d) Fourth, to the payment of future Base Rent, Additional Charges and other damages payable by Tenant under this Lease.

     12.5  Cumulative Rights; No Waiver. All rights, options and remedies of
           ----------------------------
Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any Event of Default of Tenant hereunder shall be implied from the acceptance by Lender of any payments due hereunder (except with respect to the amount so collected) or any omission by Landlord party to take any action on account of such Event of Default if such Event of Default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

     12.6  Surrender of Demised Premises. Upon any expiration or termination of
           -----------------------------
this Lease, Tenant shall quit and peaceably surrender the Demised Premises and all portions thereof to Landlord, and Landlord may, upon or at any time after any such expiration or termination and without further notice, enter upon and reenter the Demised Premises and all portions thereof and possess and repossess itself thereof by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and all portions thereof and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

     12.7  Interest on Unpaid Amounts. If Tenant shall commit an Event of
           --------------------------
Default, Landlord may cure the same, but shall not be required to do so, as provided in, and subject to, Section 11.1 above, and in exercising any such right, may employ counsel and pay necessary and incidental costs and expenses, including reasonable attorneys' fees. All reasonable sums so paid by Landlord, and all reasonable and necessary costs and expenses, including reasonable attorneys' fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord within ten (10) days after written demand, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Base Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant) and reasonable costs and expenses, including reasonable attorneys' fees, suffered or incurred by reason thereof occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

                                 ARTICLE XIII

                          DESTRUCTION AND RESTORATION

     13.1  Destruction and Restoration. Tenant covenants and agrees that, in
           ---------------------------
case of damage to or destruction of the Improvements during the Term, whether by fire or otherwise, Tenant shall make funds available to Landlord and Landlord shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations as may be reasonably acceptable to Landlord and Tenant or required by Applicable Land Use Laws and Restrictions then in effect. Tenant shall immediately give Landlord written notice of such damage or destruction upon Tenant's or any assignee's or subtenant's knowledge of the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restorations, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." Landlord shall be entitled to recover all "soft" costs incurred in connection with Landlord's performance of the Restoration including a fee competitive with others providing similar services. The Restoration shall be carried on and completed in accordance with the provisions and conditions of
Section 13.2 hereof. If the amount of the insurance proceeds recovered from the policy or policies maintained (or required to be maintained) by Tenant, as described in Article VI of this Lease, is reasonably deemed insufficient by a qualified contractor, reasonably acceptable to Tenant and Landlord (or Landlord's lender, as the case may be) to complete the Restoration of such Improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt, at Tenant's discretion, out of Tenant's separate funds), except as provided in this Section 13.1 below, Tenant shall, upon request of Landlord (or by Landlord's lender, as the case may be), deposit with Landlord (or Landlord's lender, if required) a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such Improvements less the amount of such insurance proceeds available. Notwithstanding the foregoing, if Landlord is prohibited from effecting the Restoration of the Demised Premises due to applicable governmental laws, rules or regulations then in effect, Landlord shall not be required to effect such Restoration. In such an event, any insurance proceeds shall be paid to, and may be retained by, Landlord or Landlord's lender, as the case may be, and this Lease, and all obligations of the parties hereunder (except those which expressly survive the termination hereof) shall terminate.

     13.2  Application of Insurance Proceeds. All moneys recovered from the
           ---------------------------------
insurance policy or policies maintained (or required to be maintained) by Tenant, shall be paid directly to Landlord (or held by Landlord's lender, if required) on account of such damage or destruction. Such amounts, less the reasonable costs, if any, incurred by Landlord in recovering such funds, shall be applied to the payment of the costs of the Restoration and shall be paid out from time-to-time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, and when added to all sums previously paid out does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by the parties (as applicable) after payment of the sum requested in such certificate.

     If the insurance moneys and such other sums, if any, deposited with Landlord (or with Landlord's lender) pursuant to Section 13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall, within a reasonable period of time, turn over to Tenant all insurance moneys or other moneys then remaining upon the parties' joint, good-faith determination that the Restoration has been paid for in full and the damaged or destroyed Building and other Improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

     13.3    Continuance of Tenant's Obligations. Except as provided for in this
             -----------------------------------
Section 13.3 and in Section 13.6, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Base Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction, including, without limitation, the provisions of California Civil Code Sections 1932(2) and 1933(4).

     13.4    Availability of Insurance Proceeds. To the extent that any
             ----------------------------------
insurance moneys which would otherwise be payable and used in the Restoration of the damaged or destroyed Improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available, for the purpose of Restoration of such Improvements, an amount equal to the amount payable to its mortgagee out of such proceeds, and such sum shall be applied in the manner provided in Section 13.2 hereof.

     13.5    Completion of Restoration. The foregoing provisions of this Article
             -------------------------
XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord.

     13.6    Termination of Lease.
             --------------------

             (a) For purposes of this Lease, the term "Threshold Amount" shall mean an amount equal to the product of (i) One Million Dollars ($1,000,000.00) multiplied by (ii) a fraction, the numerator of which is the number of months from the date of damage or destruction until the expiration of the Term of this Lease, and the denominator of which is eighteen (18); and the term "Threshold Period" shall mean the product of (a) one hundred eighty (180) days multiplied by a fraction, the numerator of which is the number of months from the date of such damage or destruction until the date of expiration of the Term of this Lease, and the denominator of which is eighteen (18).

             (b) If, within eighteen (18) months prior to the expiration of the Term of this Lease, the Improvements shall be destroyed or damaged to such an extent that the Restoration thereof is reasonably estimated to cost more than the Threshold Amount to complete, Tenant and Landlord shall, as soon as reasonably possible following such event of damage or destruction, compute the amount of the insurance proceeds available from the insurance required to be maintained by Tenant under this Lease and the amount, if any, over and above the net proceeds of such insurance which will be necessary for such Restoration, as determined by a qualified contractor, reasonably acceptable to Tenant and Landlord (or Landlord's Lender, as the case may be), which latter amount is hereinafter referred to as the "Excess Cost." Within five (5) business days following the determination of the Excess Cost, Tenant shall notify Landlord, in writing, whether Tenant is willing to pay to such Excess Cost to restore such damage or destruction for occupancy by Tenant. If Tenant notifies Landlord that it is willing to pay such Excess Cost, it shall do so in accordance with the provisions of Sections 13.1, 13.2 and 13.3 hereof.

          (c) If, within eighteen (18) months prior to the expiration of the Term of this Lease, the Improvements shall be destroyed or damaged to such an extent that, in the opinion of a reasonably qualified contractor selected by Landlord and Tenant, the Restoration shall take longer than the Threshold Period to complete, Tenant shall be entitled to notify Landlord, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of such damage or destruction and the estimated period of Restoration.

          (d) If (i) Tenant elects not to pay the Excess Cost, as described under subsection (b), above, or (ii) if the period of Restoration as estimated by the contractor selected by Landlord and Tenant exceeds the Threshold Period, then Tenant shall have the option, within thirty (30) days after Tenant's notice to Landlord, to surrender the Demised Premises to Landlord by a notice, in writing, addressed to Landlord, specifying such election; provided, however, if Landlord elects to pay such Excess Cost, which election shall be made within ten
(10) business days after Tenant notifies Landlord of its election not to pay the Excess Cost, then Tenant shall not have the right to terminate this Lease pursuant to subsection (i) of this subsection (d) and, provided Tenant has not elected to terminate this Lease under subsection (ii) of this subsection (d), Landlord shall pay such Excess Cost. If Tenant terminates this Lease in accordance with this subsection (d), the applicable notice shall be accompanied by (A) Tenant's payment of the balance of the Base Rent and Additional Rent due for the remainder of the term of this Lease and other charges hereafter specified in this Section 13.6, or, in the alternative, (B) reasonably satisfactory evidence (e.g. a certificate from the insurer) that the loss of use and business interruption insurance Tenant is required to maintain shall be paid by the insurer directly to Landlord in an amount equal to the lesser of (x) if more than one (1) year of the Term remains the Base Rent and Additional Rent provided under this Lease for no less than one (1) year, or (y) the Base Rent and Additional Rent provided under this Lease for the remainder of the Term.

          (e) In such an event Landlord shall be entitled to the proceeds of all insurance required to be maintained by Tenant under Section 6.1 above (other than proceeds related to trade fixtures, furniture, equipment and other personal property of Tenant) and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord or as Landlord may otherwise direct (e.g., to Landlord's lender).

                                  ARTICLE XIV

                                 CONDEMNATION

     14.1    Condemnation of Entire Demised Premises. If, during the Initial
             ---------------------------------------
Term of this Lease or any extension or renewal thereof, the entire Demised Premises or the entire Building shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings.

     In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided in Section 14.3 with respect to the restoration of the Improvements, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, for goodwill and for Tenant's relocation costs in connection therewith.

     14.2    Partial Condemnation/Termination of Lease. If, during the Term of
             -----------------------------------------
this Lease an amount less than the entire Demised Premises shall be taken in such Proceedings with the result that it will materially and adversely interfere with Tenant's enjoyment and intended use (as described in Section 4.1, hereof), as reasonably determined by Tenant, Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises, and (b) Tenant (or Landlord for Tenant) cannot construct or secure on the Demised Premises substantially similar space to the space so taken and as a substantially integrated whole with the remaining portion of the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date no more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as provided in this
Section 14.2, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, and compensation to Landlord, and Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except as otherwise provided in Section 14.1. The right of Tenant to terminate this Lease as provided in this Section 14.2, shall not cure or otherwise release Tenant from any then existing breach of Tenant's performance of any of the terms, covenants or conditions of this Lease on its part to be performed. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

     14.3    Partial Condemnation/Continuation of Lease. If this Lease is not
             ------------------------------------------
terminated as provided in Section 14.2 hereof; then this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in
Section 14.1, Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except as otherwise provided in Section 14.1 and except that Tenant shall have the right to apply to Landlord for reimbursement as hereinafter provided from such funds as specified in this Section 14.3. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees) shall be held by Landlord (or Landlord's lender) and applied as hereinafter provided. Landlord, in such case, covenants and agrees, at Landlord's sole cost and expense promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease. In the event that the net amount of the award (after deduction of all costs and expenses, including attorneys' fees) that may be received by Landlord in any such Proceedings for physical damage to the Improvements as a result of such taking, and held by Landlord (or Landlord's lender) for restoration of the Demised Premises, is insufficient to pay all costs of such restoration work, Landlord shall pay the difference. Tenant shall not be liable for any additional sum.

     14.4    Continuance of Obligations. In the event of any termination of this
             --------------------------
Lease or any part thereof as a result of any such Proceedings, Tenant shall pay to Landlord all Base Rent, all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of possession in such Proceedings, Tenant shall continue to pay the Base Rent, Additional Rent and other charges payable hereunder as in this Lease provided to be paid by Tenant, subject to an abatement of a just and proportionate part of the Base Rent according to the extent and nature of such taking as provided for in Sections 14.3 and 14.5 hereof in respect to the Demised Premises remaining after such taking.

     14.5    Adjustment of Rent. In the event of a partial taking of the Demised
             ------------------
Premises under Sections 14.2 or 14.3 hereof in which case this Lease is not terminated, the Base Rent for the period from and after the date of vesting of title in such Proceedings, until the termination of this Lease, shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same shall have been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

                                  ARTICLE XV

                         ASSIGNMENT, SUBLETTING, ETC.

     15.1    Restriction on Transfer. Tenant shall not sublet the Demised
             -----------------------
Premises or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this

Lease or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises or any portion thereof without obtaining Landlord's prior written consent in each and every instance. For purposes of this Article XV, an assignment shall not be deemed to include any sale or similar transfer of any stock in Tenant so long as Tenant's stock is publicly traded.. Landlord's consent to an assignment or subletting under this Section 15.1 shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

          (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Demised Premises.

          (b) At the time of any assignment or subletting and at the time Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect without any uncured Event of Default or Incipient Default thereunder on the part of Tenant.

          (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease from and after the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days after the effective date of such assignment.

          (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten
(10) days after to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

          (e) Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder, and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease.

          (f) Any and all compensation paid to Tenant, in whatever form, in consideration of such assignment or subletting, including any differential between Base Rent and rent paid to Tenant by such assignee or subtenant, or any assignment fee or any other amount which can be attributed to the assignment or subletting, shall be paid directly by such assignee or subtenant to Landlord; provided, however, that Tenant shall Tenant be entitled to deduct from such compensation the amount of any (i) leasing commissions it has incurred in connection with such assignment or subletting, (ii) the direct cost of improvements constructed and paid for by Tenant in connection with such assignment or subletting, provided such improvements have been made in accordance with the terms of this Lease (including, without limitation, requirements for Landlord's approval and that they be completed on a lien-free basis), and (iii) the actual cost of similar concessions actually made by Tenant in connection with such assignment or subletting.

             (g) Tenant agrees to pay on behalf of Landlord any and all reasonable costs of Landlord, including reasonable attorneys' fees paid or payable to outside counsel, occasioned by such assignment or subletting, but not to exceed One Thousand Dollars ($1,000.00).

     15.2    Transfer to Affiliates; Sale or Merger. Notwithstanding the
             --------------------------------------
foregoing provisions of Section 15.1, Tenant shall be permitted to assign or sublet the Demised Premises or Tenant's rights under this Lease, without Landlord's prior consent, to (i) an entity in which Tenant, directly or indirectly, owns or beneficially controls more than fifty percent (50%) of the outstanding voting interests, (ii) an entity which directly or indirectly owns or beneficially controls more than fifty percent (50%) of the outstanding voting interests of Tenant, (iii) an entity, the outstanding voting interests of which are directly or indirectly owned by the same persons or entities which own or beneficially control the outstanding voting interests of Tenant (each, a "Sister Entity"), (iv) an entity in which a Sister Entity owns or beneficially controls more than fifty percent (50%) of the outstanding voting interests, or (v) an entity deemed to have been assigned the Lease through a sale of Tenant's stock or assets or through merger with Tenant, provided, that in any such case Tenant shall be required to give Landlord written notice of that assignment or subletting within thirty (30) days thereafter, including written evidence of the identity of the assignee or sublessee (actual or deemed) and its affiliation with Tenant. Tenant shall not be entitled to share in any profits Tenant might obtain as a result of an authorized assignment or sublet of the Demised Premises and Tenant shall arrange for any such profits which might otherwise be paid to Tenant by such assignee or sublessee to be paid directly to Landlord.

     15.3    Restriction Against Further Assignment. Notwithstanding anything
             ---------------------------------------
contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises or any portion thereof or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, except as provided in Section 15.2 above, no sublessee shall assign its sublease nor further sublease the Demised Premises or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises or any portion thereof; nor sublease the Demised Premises or any portion thereof; without Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations contained in this Lease.

     15.4    Tenant's Failure to Comply. Tenant's failure to comply with all of
             --------------------------
the foregoing provisions and conditions of this Article XV shall, at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

                                  ARTICLE XVI

                        SUBORDINATION, NONDISTURBANCE,
                      NOTICE TO MORTGAGEE AND ATTORNMENT

     16.1    Subordination by Tenant. This Lease and all rights of Tenant
             -----------------------
therein and all interest or estate of Tenant in the Demised Premises or any portion thereof shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (collectively, "Mortgage"), which at any time after the date of this Lease may be placed upon the Demised Premises or any portion thereof, and to each and every advance made under any such Mortgage. Tenant agrees at any time hereafter, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage. It is agreed, nevertheless, that so long as an Event of Default does not exist, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, shall not modify the terms of this Lease, nor the right of Tenant to continue to occupy the Demised Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises. Landlord shall deliver to Tenant a commercially reasonably nondisturbance agreement executed by all lenders having a lien on the Demised Premises on the Commencement Date as a condition precedent in Tenant's favor, and from each future lender as a condition to Tenant's subordination or attornment hereunder.

     16.2    Landlord's Default. In the event of any act or omission of Landlord
             ------------------
constituting a default by Landlord, other than Landlord's failure to have the Improvements substantially completed on a timely basis as provided in Article II and to make the same fully available to Tenant as therein provided, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee whose name and address have been previously provided to Tenant prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot with due diligence and in good faith be remedied within such 30-day period, Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event any act or omission of Landlord which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees or damage to Tenant's property, or exposes Tenant to criminal liability, Tenant may proceed to cure the default without prior notice to Landlord or its mortgagee; provided, however, in that event Tenant shall give written notice to Landlord and its mortgagee as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

     16.3    Attornment. Subject to Section 16.1 above, if any mortgagee shall
             ----------
succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

                                 ARTICLE XVII

                                     SIGNS

     Tenant shall be allowed prominent Building and monument signage during the Term of this Lease, provided that such sign or signs (a) do not cause any structural damage or other material damage to the Building; (b) comply with and do not violate applicable governmental laws, ordinances, rules or regulations;
(c) comply with and do not violate any existing restrictions affecting the Demised Premises and which are of a matter of record as of the date of this Lease; (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto, and (e) the design, size and location of such signs have been mutually approved by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed. The cost of such signs shall not be funded from the Tenant Improvement Allowance and shall be entirely Tenant's separate expense, except as provided in Section 2.10(c).

                                 ARTICLE XVIII

                        FINANCIAL STATEMENTS OF TENANT

     From time to time, at Landlord's request, Tenant shall provide Landlord with Tenant's most recent financial statements in form and content reasonably satisfactory to Landlord and Landlord's lenders (which, if Tenant is an entity which files periodic financial disclosures to securities regulatory authorities, shall be those which are periodically filed with those authorities). Landlord may provide copies of those financial statements to current and prospective lenders, investors and buyers, identified in writing to Tenant, for examination and review. Landlord shall keep all such financial statements strictly confidential and may provide copies of such financial statements to such other parties only upon receiving in return a covenant from each recipient that such recipient shall keep the financial statements confidential except with the prior written consent of Tenant.

                                  ARTICLE XIX

                            CHANGES AND ALTERATIONS

     Tenant shall have the right at any time, and from time to time during the Term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

     (a) Permits. No change or alteration shall be undertaken until Tenant shall
         -------
have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof; and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

     (b) Compliance with Plans and Specifications. Before commencement of any
         ----------------------------------------
change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an estimated cost of more than Fifty Thousand Dollars ($50,000.00) or which, in Landlord's reasonable judgment, would materially alter the mechanical, structural or electrical components of the Demised Premises, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld; (iii) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant who shall approve any such work (hereinafter referred to as "Alterations Architect or Engineer"); (iv) obtain Landlord's prior written approval (which shall not be unreasonably withheld or delayed) of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer and of each amendment and change thereto, and (v) for any Work involving in the aggregate an estimated cost of more than One Hundred Thousand Dollars ($100,000.00), furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord. Tenant shall retain Contractor as the general contractor for the build-out of any portion of the Demised Premises which are left in "shell" condition as of the Commencement Date, provided Contractor's contract is on substantially the same terms as described in Section
2.12 of this Lease.

     (c) Value Maintained. Any change or alteration shall, when completed, be of
         ----------------
such character so as not to reduce the value of the Demised Premises or the Building to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building to use without Landlord's express written consent.

     (d) Compliance with Laws. All Work done in connection with any change or
         --------------------
alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof; and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises or any portion thereof. The Work or any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant or Tenant's contractor or subcontractor shall obtain and maintain at its sole cost and expense during the performance of the Work workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work if the cost of such work will be in excess of Fifty Thousand Dollars ($50,000.00). All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

     (e) Property of Landlord. All improvements and alterations (other than
         --------------------
Tenant's movable trade fixtures, furniture and equipment) made or installed by Tenant shall, immediately upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term of this Lease unless and to the extent Tenant is required or permitted to remove the same upon termination or expiration of the Term as provided in subsection (g), below, in which event they shall become the property of Tenant, provided that Tenant shall be required to restore the Demised Premises in accordance with Section 19(g), below.

     (f) Location of Improvements. No change, alteration, restoration or new
         ------------------------
construction shall be in, or connect the Improvements with, any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached hereto, nor shall the same obstruct or
                  -----------
interfere with any existing easement.

     (g) Removal of Improvements. As a condition to granting approval for any
         -----------------------
changes or alterations, Landlord may require Tenant, by written notice to Tenant given at or prior to the time of granting such approval, to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense at the end of the term of this Lease and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant as provided for in this Section 19(g), unless such improvements, additions or installations do not adversely affect Landlord's ability to re-lease the Demised Premises. Prior to making any improvements, additions or alterations that do not require Landlord's approval, Tenant may request Landlord to specify whether Landlord considers such improvements, additions or installations to be of the type that would adversely affect Landlord's ability to re-lease the Demised Premises if not removed by Tenant Notwithstanding anything to the contrary contained herein, Tenant shall have the right to remove any improvements, additions or alterations installed by Tenant and at its expense (specifically not including any of the original Tenant Improvements) upon expiration or earlier termination of the Term so long as Tenant repairs any damage caused by such removal at its sole cost and expense and returns the applicable portion of the Demised Premises to its original condition prior to the installation of such improvement, addition or alteration.

     (h)  Reasonable Consent. All consents required of Landlord under this
          ------------------
Article XIX shall not be unreasonably withheld by Landlord.

     (i)  Notice to Landlord. Regardless of whether Landlord's consent is
          ------------------
required to any change or alteration to the Demised Premises made or to be made by Tenant, such changes or alterations shall not be commenced until two (2) business days notice after Landlord has received notice from Tenant stating the date such changes or alterations are to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

                                  ARTICLE XX

                           MISCELLANEOUS PROVISIONS

     20.1 Entry by Landlord. Tenant agrees to permit Landlord and authorized
          -----------------
representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours upon at least two (2) business day's advance notice to Tenant for the purpose of inspecting the same and making any repairs required to be made thereto by Landlord under the terms of this Lease, or as required to be made thereto by Tenant under the terms of this Lease provided that Landlord shall have first given written notice to Tenant to make such repairs and Tenant shall have failed to make such repairs within thirty
(30) days after notice; provided, however, Tenant shall be allowed such further period of time as may be provided in Section 12.1(b); and, provided further, that Landlord shall be allowed to enter upon the Demised Premises during an emergency. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment in areas designated by Tenant. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever, except that Landlord shall use its best efforts to not unreasonably interfere with Tenant's use of the Demised Premises, or any portion thereof; by reason of Landlord's making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing materials, supplies and equipment into, upon or through the Demised Premises during the course thereof. Tenant may accompany Landlord on any inspection or entry by Landlord.

     20.2  Exhibition of Demised Premises. Landlord is hereby given the right
           ------------------------------
during usual business hours upon at least two (2) business days' advance notice to Tenant at any time during the Term of this Lease to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final year of the Term, Landlord shall be entitled (i) to display on the Demised Premises in such manner as to not unreasonably interfere with Tenant's business, signs reasonably approved as to design and location by Tenant indicating that the Demised Premises are for rent and/or sale and suitably identifying Landlord or its agent, and (ii) upon at least two (2) business days' advance notice to Tenant, to exhibit the Demised Premises to prospective tenants.

     20.3  Indemnifications by Tenant. To the fullest extent allowed by law,
           --------------------------
Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises during the Term of this Lease, other than as a result of the negligence or willful misconduct of Landlord or its officers, agents, employees, contractors or subcontractors, or as a result of Landlord's breach of its obligations under this Lease, and Tenant shall further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the Term of this Lease from any condition of the Improvements (other than defects in construction of the initial Improvements or other items Landlord is required to repair or maintain), or of any passageways or space therein, other than as a result of the negligence or willful misconduct of Landlord or its officers, employees, agents, contractors or subcontractors or as a result of Landlord's breach of its obligations under this Lease, or arising from any act or gross negligence of Tenant, its agents, servants, employees or licenses, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Term of this Lease in or about the Demised Premises, other than as a result of the negligence or willful misconduct of Landlord or its officers, employees, agents, contractors or subcontractors, or as a result of Landlord's breach of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord subject to the requirements of Tenant's insurer. Tenant's obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Section 6.2 hereof to the extent reasonably obtainable.

     20.4  Notices. All notices, demands and requests which may be or are
           -------
required to be given, demanded or requested by either party to the other shall be in writing, and shall be sent by United States registered or certified mail, postage prepaid, by an independent overnight courier service marked for next business day delivery, or by telephonic facsimile transmission with automatic written time and date confirmation of delivery transmitted between the hours of 9:00 a.m. and 5:00 p.m. (time zone of recipient, but only if confirmed within two (2) business days by receipt of a mailed or personally delivered copy), and addressed as follows:

          To Landlord:

          Kilroy Realty, L.P.
          2250 East Imperial Highway, Suite 1200
          El Segundo, California 92045
          Attention:  Nadine Kirk
          Facsimile:  (310) 322-8790

          with copy to:

          Kilroy Realty, L.P.
          2250 East Imperial Highway, Suite 1200
          El Segundo, California 92045
          Attention:  Jeff Hawken
          Facsimile:  (310) 322-5981

          with an additional copy to:

          Kilroy Realty, L.P.
          4365 Executive Drive, Suite 850
          San Diego, California 92121
          Attention:  Steve Scott
          Facsimile:  (619) 550-1935

          To Tenant:

          Applied Micro Circuits Corporation
          6920 Sequence Drive
          San Diego, California 92121-2793
          Attention:  Mr. Joel 0. Holliday
          Facsimile:  (619) 535-6800

          With a copy to:

          David B. Marino
          The Irving Hughes Group, Inc.
          501 West Broadway, Suite 2020
          San Diego, California 92101
          Facsimile:  (619) 238-1025
or at such other place as a party hereto may from time to time designate by written notice thereof to the other. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed received three (3) days after delivery to United States mail, one (1) business day after delivery to an overnight courier service, or at the time such notice, demand or request shall be transmitted by facsimile (if confirmed as written above).

     20.5  Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon
           ---------------
paying the Base Rent and Additional Rent and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the Term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

     20.6  Landlord's Continuing Obligations. The term "Landlord," as used in
           ---------------------------------
this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease, shall be paid to Tenant, and further provided that the new Landlord expressly assumes in writing for the benefit of Tenant all obligations of Landlord under this Lease. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under
Article II of this Lease or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises. However, Tenant agrees to look solely to Landlord's interest in the Land, the Building and the Improvements for the recovery of any judgment from Landlord, it being agreed that, if Landlord is a partnership, Landlord's partners, whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgments or damages. Notwithstanding the foregoing, Landlord and its general partner shall be fully and personally liable for claims by Tenant relating to Landlord's obligations under Sections 2.1 (The Improvements), 2.6 (Liquidated Damages for Delay in Substantial Completion) and 2.9 (Condition of Demised Premises; Limited Warranty).

     20.7  Estoppel. Tenant shall, without charge at any time and from time to
           --------
time, within ten (10) business days after written request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, purchaser or proposed purchaser, or any other person dealing with Landlord or the Demised Premises:

           (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified and stating the modifications);

           (b) The dates to which the Base Rent or Additional Rent have been paid in advance.

           (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any set-offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

           (d) Such other statements or certificates as Landlord or any mortgagee may reasonably request.

     It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord or the Demised Premises. Failure by Tenant to timely respond to such request shall be deemed Tenant's certification of the accuracy of such matters.

     20.8  Delivery of Corporate Documents. In the event that Tenant is a
           -------------------------------
corporation or similar business entity (e.g., limited partnership, limited liability company or limited liability partnership), Tenant shall, without charge to Landlord, at any time and from time to time within ten (10) business days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

           (a) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date;

           (b) A copy of Tenant's articles of incorporation and by-laws (or partnership or operating agreement, as the case may be) and any amendments or modifications thereof certified by the secretary or assistant secretary (or managing partner or member, as the case may be) of Tenant;

           (c) A written and certified confirmation from the secretary or assistant secretary (or managing partner or member, as the case may be) that (i) this Lease has been duly authorized by all necessary corporate action and is a valid and binding agreement enforceable in accordance with its terms; and (ii) Tenant is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation.

     20.9  Memorandum of Lease. Concurrently with their execution and delivery
           -------------------
of this Lease, the parties shall execute, acknowledge and deliver to each other, a Memorandum of Lease in the form attached hereto as "Exhibit C" and made a part
                                                      ---------
hereof. Such Memorandum of Lease may be recorded by either party' at their sole cost and expense.

     20.10 Severability. If any covenant, condition, provision, term or
           ------------
agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provisions, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

     20.11 Successors and Assigns. The covenants and agreements herein contained
           ----------------------
shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

     20.12 Captions. The caption of each article of this Lease is for
           --------
convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

     20.13 Relationship of Parties. This Lease does not create the relationship
           -----------------------
of principal and agent, partnership, joint venture, or any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

     20.14 Entire Agreement. All preliminary and contemporaneous negotiations
           ----------------
are merged into and incorporated in this Lease. This Lease, together with the exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by any instrument in writing executed by the parties hereto.

     20.15 No Merger. There shall be no merger of this Lease or of the leasehold
           ---------
estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own, directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof; shall join in a written instrument expressly affecting such merger and shall duly record the same.

     20.16 Possession and Use. Tenant acknowledges that the Demised Premises are
           ------------------
the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

     20.17 Surrender of Demised Premises. Subject to the other provisions of
           -----------------------------
this Lease, at the expiration of the Term of this Lease, Tenant shall surrender the Demised Premises in the same condition as they were in upon delivery of possession thereto at the Commencement Date, reasonable wear and tear, casualty and condemnation excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Base Rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord, or otherwise allowed, subject to Sections 19(e) and
(g). Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant, subject to applicable law and Sections 19(e) and (g).

     All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned in accordance with, and subject to, applicable law.

     20.18  Holding Over. In the event Tenant remains in possession of the
            ------------
Demised Premises after expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred and twenty-five percent (125%) of the then current Base Rent for the Demised Premises for the first three (3) months of such tenancy and one hundred fifty percent (150%) of such amount thereafter, and from and after such three (3) month period, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     20.19  Survival. All obligations of either party (together with interest or
            --------
money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

     20.20  Broker's Commission. Tenant and Landlord represent that they have
            -------------------
dealt only with The Irving Hughes Group, Inc., as broker in connection with this Lease. Landlord shall be responsible for paying the commissions owing to such brokers under a separate written agreement between Landlord and such broker. Tenant and Landlord will indemnify, defend and hold the other harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for a fee or commission by any other broker or finder resulting from their own actions.

     20.21  Applicable Law. This Lease shall be governed and interpreted in
            --------------
accordance with the laws of the State of California.

     20.22  Counterparts. This Lease may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

     20.23  Attorney's Fees. In the event of any litigation, arbitration,
            ---------------
mediation or any other action taken by either party to this Lease to enforce any provision of this Lease, enforce any remedy available upon default under this Lease, or seek a declaration of the rights of a party under this Lease, the prevailing party shall be entitled to recover in such action such attorneys' fees and costs as may be reasonably incurred, including, without limitation, the costs of reasonable investigation, preparation and professional or expert consultation, travel expenses, costs on appeal, court reporter fees and expenses, incurred by reason of such litigation, arbitration or other action. All other attorneys' fees and cost relating to this Agreement and the transactions described herein shall be borne by the party incurring the same.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Lease to be duly executed as of the day and year first above-written.


LANDLORD:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:  Kilroy Realty Corporation,
     a Maryland corporation
     Its General Partner

     By: [SIGNATURE ILLEGIBLE]                   By:______________________
        ----------------------------
     Name:__________________________             Name:____________________
          Its:______________________                  Its: _______________


TENANT:

APPLIED MICRO CIRCUITS CORPORATION,
a Delaware corporation


By:  /s/ Joel O. Holiday
     ----------------------------
     Joel O. Holliday
     Its: Vice President, Finance and Administration

By:  /s/ David M. Rickey
     ----------------------------
     David M. Rickey
     Its: President & CEO

                                  EXHIBIT "A"
                           LEGAL DESCRIPTION OF LAND


                               LEGAL DESCRIPTION

BEING A PORTION OF PARCELS 3 AND 4 OF PARCEL MAP NO. 17755, ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, IN THE CITY, OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA. MORE PARTICULARLY DESCRIBED AS
FOLLOWS:
EGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL 3; THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 3

1. NORTH 04 degrees 43'00" EAST    40.06 FEET;   THENCE

2. NORTH 00 degrees 19'33" WEST   199.65 FEET;   THENCE LEAVING SAID WESTERLY
                                                 LINE

3. NORTH 89 degrees 57'12" EAST    57.50 FEET;   THENCE

4. NORTH 00 degrees 19'33" WEST    99.68 FEET:   THENCE

5. NORTH 86 degrees 40'27" WEST    31.29 FEET;   THENCE

6. NORTH 00 degrees 00'00" EAST    23.80 FEET;   THENCE

7. SOUTH 85 degrees 37'38" EAST   274.92 FEET    TO A POINT ON THE WESTERLY LINE
                                                 OF SEQUENCE DRIVE AS DEDICATED
                                                 PER MAP NO. 12685, ON FILE IN
                                                 THE OFFICE OF THE COUNTY
                                                 RECORDER OF SAN DIEGO COUNTY,
                                                 IN THE CITY OF SAN DIEGO,
                                                 COUNTY OF SAN DIEGO, STATE OF
                                                 CALIFORNIA. POINT ALSO LIES ON
                                                 THE ARC OF A 1573.00 FOOT
                                                 RADIUS CURVE, CONCAVE EASTERLY,
                                                 A RADIAL TO TO SAID POINT BEARS
                                                 NORTH 87 DEGREES 02' 12" WEST:
                                                 THENCE ALONG THE ARC OF SAID
                                                 CURVE AND SAID WESTERLY LINE

8. SOUTHERLY                      318.25 FEET    THROUGH A CENTRAL ANGLE OF 11
                                                 DEGREES 35'31"; THENCE LEAVING
                                                 SAID WESTERLY LINE IN A NON-
                                                 TANGENT DIRECTION

9. SOUTH 86 degrees 32'09" WEST   380.84 FEET    TO THE POINT OF BEGINNING.


CONTAINS 2.69 AC. MORE OR LESS.



                                  /s/ Mark J. Rowson               Jan 25, 1999
                                  ----------------------------------------------
                                  MARK J. ROWSON, R.C.E. 30836         DATE
          [SEAL]                  (Registration expires 3-31-2000)


                                   EXHIBIT A
                                   ---------

                                  EXHIBIT "B"
                                   SITE PLAN

                               [TO BE ATTACHED]


                                   EXHIBIT B
                                   ---------

                                  EXHIBIT "C"
                              MEMORANDUM OF LEASE

RECORDING REQUESTED BY:                   )
AND WHEN RECORDED RETURN TO:              )
                                          )
Applied Micro Circuits Corporation        )
c/o Luce, Forward, Hamilton & Scripps, LLP)
600 West Broadway, Suite 2600             )
San Diego, California 92101               )
Attn: David Hymer, Esq.                   )
-------------------------------------------
                                           (Space Above For Recorder's Use Only)

                              MEMORANDUM OF LEASE

     1. This Memorandum of Lease is made as of the ______ day of __________, 1999, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("Tenant"). By this Memorandum, for good and adequate consideration, Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord that certain real property depicted on Schedule "A" attached hereto as the Demised
                                  -----------
Premises, which real property is situated in the City of San Diego, County of San Diego, State of California.

     2. The terms, conditions, covenants and agreements governing the leasing of the Demised Premises from Landlord to Tenant are set forth at length in that certain Lease (the "Lease") between Landlord and Tenant dated as of the same date as this Memorandum. All of the terms, conditions, covenants and agreements in the Lease are incorporated into this Memorandum with the same force and effect as if they were fully recited in this document

     3. The term of the Lease shall commence upon the substantial completion of certain improvements to be constructed by Landlord at the Demised Premises, and shall terminate ten (10) years thereafter, unless sooner terminated or extended as provided in the Lease. Tenant has two (3) consecutive options to extend the term of the Lease for a period of five (5) years each.

     4. In the event of inconsistency between the terms of this Memorandum or the Lease, the terms of the Lease shall control.


                                   EXHIBIT C
                                   ---------

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the date first above written.

LANDLORD:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:  Kilroy Realty Corporation,
     a Maryland corporation
     Its General Partner

     By:_____________________________
     Name:___________________________
          Its:_______________________


TENANT:

APPLIED MICRO CIRCUITS CORPORATION,
a Delaware corporation

By:  ____________________________
     Joel O. Holliday
     Its: Vice President, Finance and Administration

STATE OF       )
               )ss.
COUNTY OF      )

On _____________________,before me, ______________________, a Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State


                                   EXHIBIT C
                                   ---------

STATE OF       )
               ) ss.
COUNTY OF      )

On ____________________, before me, ____________________, a Notary Public in and for said state, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State


                                   EXHIBIT C
                                   ---------

                                 SCHEDULE "A"

                        DESCRIPTION OF DEMISED PREMISES

                               LEGAL DESCRIPTION

BEING A PORTION OF PARCELS 3 AND 4 OF PARCEL MAP NO. 17755, ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, IN THE CITY, OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA. MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL 3; THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 3

1. NORTH 04 degrees 43'00" EAST    40.06 FEET;  THENCE

2. NORTH 00 degrees 19'33" WEST   199.65 FEET;  THENCE LEAVING SAID WESTERLY
                                                LINE

3. NORTH 89 degrees 57'12" EAST    57.50 FEET;  THENCE

4. NORTH 00 degrees 19'33" WEST    99.68 FEET:  THENCE

5. NORTH 86 degrees 40'27" WEST    31.29 FEET;  THENCE

6. NORTH 00 degrees 00'00" EAST    23.80 FEET;  THENCE

7. SOUTH 85 degrees 37'35" EAST   274.92 FEET   TO A POINT ON THE WESTERLY LINE
                                                OF SEQUENCE DRIVE AS DEDICATED
                                                PER MAP NO. 12685, ON FILE IN
                                                THE OFFICE OF THE COUNTY
                                                RECORDER OF SAN DIEGO COUNTY, IN
                                                THE CITY OF SAN DIEGO, COUNTY OF
                                                SAN DIEGO, STATE OF CALIFORNIA.
                                                POINT ALSO LIES ON THE ARC OF A
                                                1573.00 FOOT RADIUS CURVE,
                                                CONCAVE EASTERLY, A RADIAL TO TO
                                                SAID POINT BEARS NORTH 87
                                                DEGREES 02'12" WEST: THENCE
                                                ALONG THE ARC OF SAID CURVE AND
                                                SAID WESTERLY LINE

8. SOUTHERLY                      318.25 FEET   THROUGH A CENTRAL ANGLE OF 11
                                                DEGREES 35'31"; THENCE LEAVING
                                                SAID WESTERLY LINE IN A NON-
                                                TANGENT DIRECTION

9. SOUTH 86 degrees 32'09" WEST   380.84 FEET   TO THE POINT OF BEGINNING.


CONTAINS 2.69 AC. MORE OR LESS.

                                  /s/ Mark J. Rowson               Jan 25, 1999
                                  ----------------------------------------------
                                  MARK J. ROWSON, R.C.E. 30836         DATE
          [SEAL]                  (Registration expires 3-31-2000)


                                  SCHEDULE A
                                  ----------